Filed Pursuant to Rule 424(b)(2)

Registration No. 333-221941

Title of Each Class to Be Registered	Amount to be Registered	Public Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
2.375% Notes Due 2029	$500,000,000	99.894%	$499,470,000.00	$60,535.76
2.950% Notes Due 2049	$1,000,000,000	98.528%	$985,280,000.00	$119,415.94

(1)	Calculated in accordance with Rule 457(r) and Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The total registration fee for this offering is $179,951.70.
(2)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-221941) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Prospectus Supplement

(To Prospectus dated December 7, 2017)

$1,500,000,000

Walmart Inc.

   $500,000,000 2.375% Notes Due 2029

$1,000,000,000 2.950% Notes Due 2049

Walmart Inc. is offering $500,000,000 aggregate principal amount of our 2.375% notes due 2029 (the “2029 notes”) and $1,000,000,000 aggregate principal amount of our 2.950% notes due 2049 (the “2049 notes” and, together with the 2029 notes, the “notes”).

We will pay interest on the notes of each series on the dates specified herein, in each case, at the annual interest rate shown above for such series of notes. The notes of each series will mature on the dates specified herein. See “Description of the Notes” in this prospectus supplement.

Each series of notes will be redeemable, as a whole or in part, at our option, as described under “Description of the Notes—Optional Redemption” in this prospectus supplement.

The notes of each series will be our senior unsecured debt obligations, will rank equally with our other senior unsecured indebtedness and will not be convertible or exchangeable.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

	Public offering price(1)		Underwriting discount		Proceeds, before expenses, to Walmart Inc.(1)
	Per Note	Total	Per Note	Total	Per Note	Total
2029 Notes	99.894%	$499,470,000	0.450%	$2,250,000	99.444%	$497,220,000
2049 Notes	98.528%	$985,280,000	0.875%	$8,750,000	97.653%	$976,530,000

(1)	Plus accrued interest, if any, from September 24, 2019.

Neither the U.S. Securities and Exchange Commission nor any state securities commission in the United States or foreign regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes of each series will be a new issue of securities with no established trading market. The notes will not be listed for trading on any securities exchange.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company, for the credit of the accounts of its direct and indirect participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about September 24, 2019, which is the third trading day following the date of this prospectus supplement. This settlement date may affect the trading of the notes. See “Underwriting—Other Matters—Extended Settlement.”

Joint Book-Running Managers
Barclays	BofA Merrill Lynch	Citigroup

HSBC	J.P. Morgan	Wells Fargo Securities

Senior Co-Managers
BNP PARIBAS	Credit Suisse	Goldman Sachs & Co. LLC

Mizuho Securities	Morgan Stanley	NatWest Markets

Co-Managers
BBVA	Santander	Scotiabank

Standard Chartered Bank	TD Securities	US Bancorp

ICBC Standard Bank	SMBC Nikko

Lloyds Securities

Academy Securities	CastleOak Securities, L.P.	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

September 19, 2019

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated December 7, 2017, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of certain general terms of our debt securities, including the notes of each series, and gives more general information, some of which may not apply to the notes.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and the information contained in any free writing prospectus we file with the Securities and Exchange Commission (the “SEC”) relating to this offering in evaluating, and deciding whether to make, an investment in the notes.

If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

On February 1, 2018, the legal name of our corporation became “Walmart Inc.,” changing from “Wal-Mart Stores, Inc.” Except as the context otherwise requires, or as otherwise specified in this prospectus supplement, the accompanying prospectus, or the information incorporated by reference into this prospectus supplement and the accompanying prospectus, the terms “Walmart Inc.,” “Wal-Mart Stores, Inc.,” “Walmart,” the “Company,” “we,” “us,” “our” and “our company” refer to the Delaware corporation named Wal-Mart Stores, Inc. prior to February 1, 2018 and named Walmart Inc. commencing on February 1, 2018 and, in each case, its consolidated subsidiaries. However, in the “Description of the Notes” section of this prospectus supplement and the “Description of the Debt Securities” section of the accompanying prospectus, references to “the Company,” “we,” “us” and “our” are to Walmart Inc. (parent company only) and not to any of its subsidiaries.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advices regarding the purchase of the notes.

This prospectus supplement and the accompanying prospectus may only be used in connection with the offering of the notes.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. We and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or delivered to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting” in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

For a discussion of where you can find additional information regarding the Company, see “Where You Can Find More Information” in the accompanying prospectus.

S-ii

INCORPORATION OF INFORMATION BY REFERENCE

As permitted by the SEC’s rules, we “incorporate by reference” into this prospectus supplement and the accompanying prospectus the following documents:

•	our Annual Report on Form 10-K for our fiscal year ended January 31, 2019 (our “Annual Report on Form 10-K”);

•

the portions of the proxy statement that is part of our Schedule 14A that was filed with the SEC on April 23, 2019 that are incorporated by reference into our Annual Report on Form 10-K for our fiscal year ended January 31, 2019;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2019 and July 31, 2019; and

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2019, April 22, 2019, June 10, 2019, June 20, 2019 and July 26, 2019.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information in such filings that is furnished to, and not filed with, the SEC). The filings to be incorporated by reference into this prospectus supplement and the accompanying prospectus in the future will include our Annual Reports on Form 10-K (including the portions of our definitive proxy statements that are a part of our Schedules 14A that are incorporated by reference therein), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (excluding any information furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) and definitive proxy statements that are a part of our Schedules 14A so long as the registration statement of which this prospectus is a part remains effective.

For additional information regarding the information incorporated by reference into this prospectus supplement and the accompanying prospectus, see “Incorporation of Information by Reference” in the accompanying prospectus. Any statement contained in any document incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include or incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to enjoy the protection of the safe harbor from liability provided by that Act for forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment’s, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our strategies, plans, objectives or goals. These forward-looking statements relate to:

•	the growth of our business or change in our competitive position in the future or in or over particular periods;

•

the amount, number, growth, increase, reduction or decrease in or over certain periods, of or in certain financial items or measures or operating measures, including one or more of our earnings per share, including our earnings per share as adjusted for certain items, net sales, comparable store and club sales, our Walmart U.S. operating segment’s eCommerce sales, liabilities, expenses of certain categories, expense leverage, returns, capital and operating investments or expenditures of particular types, new store openings and investments in particular formats and eCommerce;

•	investments and capital expenditures we will make and how certain of those investments and capital expenditures are expected to be financed;

•	our increasing investments in eCommerce, technology, store remodels and other omni-channel customer initiatives, such as grocery pickup and delivery;

•	volatility in currency exchange rates and fuel prices affecting our or one of our segments’ results of operations;

•

the Company continuing to provide returns to shareholders through share repurchases and dividends, the use of share repurchase authorization over a certain period or the source of funding of a certain portion of our share repurchases;

•

our sources of liquidity, including our cash flow, continuing to be adequate or sufficient to fund and finance our operations, expansion activities, dividends and share repurchases, to meet our cash needs and to fund our operations;

•	the insignificance of ineffective hedges and reclassification of amounts related to our derivatives;

•	our effective tax rate for certain periods and the realization of certain net deferred tax assets and the effects of resolutions of tax-related matters;

•	the effect of adverse decisions in, or settlement or resolution of, litigation or other proceedings or investigations to which we are subject;

•	the effect on the Company’s results of operations or financial condition of the Company’s adoption of certain new, or amendments to existing, accounting standards; or

•	our commitments, intentions, plans or goals related to the sustainability of our environment and supply chains, the promotion of economic opportunity or other societal initiatives.

Our forward-looking statements may also include statements of our strategies, plans, objectives and goals for our operations, including areas of future focus in our operations, and the assumptions underlying any of the forward-looking statements we make.

The forward-looking statements we make can typically be identified by the use therein of words and phrases such as “aim,” “anticipate,” “believe,” “could be,” “could increase,” “could occur,” “could result,” “continue,” “estimate,” “expansion,” “expect,” “expectation,” “expected to be,” “focus,” “forecast,” “goal,” “grow,” “guidance,” “intend,” “invest,” “is expected,” “may continue,” “may fluctuate,” “may grow,” “may impact,”

S-iv

“may result,” “objective,” “plan,” “priority,” “project,” “strategy,” “to be,” “we’ll,” “we will,” “will add,” “will allow,” “will be,” “will benefit,” “will change,” “will come in at,” “will continue,” “will decrease,” “will grow,” “will have,” “will impact,” “will include,” “will increase,” “will open,” “will remain,” “will result,” “will stay,” “will strengthen,” “would be,” “would decrease” and “would increase,” variations of such words or phrases, other phrases commencing with the word “will” or similar words and phrases denoting anticipated or expected occurrences or results.

Risks, Factors and Uncertainties Affecting Our Business

Our business operations are subject to numerous risks, factors and uncertainties, domestically and internationally, outside of our control. One, or a combination, of these risks, factors and uncertainties could materially affect any of those matters as to which we have made forward-looking statements and cause our actual results or an actual event or occurrence to differ materially from those results or an event or occurrence described in a forward-looking statement. These risks, factors and uncertainties, which may be global in their effect or affect only some of the markets in which we operate and which may affect us on a consolidated basis or affect only some of our reportable segments, include, but are not limited to:

Economic Factors

•	economic, geo-political, capital markets and business conditions, trends and events around the world and in the markets in which we operate;

•	currency exchange rate fluctuations;

•	changes in market rates of interest;

•	changes in market levels of wages;

•	changes in the size of various markets, including eCommerce markets;

•	unemployment levels;

•	inflation or deflation, generally and in certain product categories;

•	transportation, energy and utility costs;

•	commodity prices, including the prices of oil and natural gas;

•	consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels, and demand for certain merchandise;

•	trends in consumer shopping habits around the world and in the markets in which we operate;

•	consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; and

•	initiatives of competitors, competitors’ entry into and expansion in our markets, and competitive pressures;

Operating Factors

•	the amount of our net sales and operating expenses denominated in U.S. dollar and various foreign currencies;

•	the financial performance of the Company and each of our segments, including the amounts of our cash flow during various periods;

•	customer transaction and average ticket in our stores and clubs and on our eCommerce platforms;

•	the mix of merchandise we sell and our customers purchase;

•	the availability of goods from suppliers and the cost of goods acquired from suppliers;

•	the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives;

•	the impact of acquisitions, divestitures, store or club closures, and other strategic decisions;

S-v

•	our ability to successfully integrate acquired businesses, including within the eCommerce space;

•	unexpected changes in our objectives and plans;

•	the amount of shrinkage we experience;

•	consumer acceptance of and response to our stores and clubs, eCommerce platforms, programs, merchandise offerings and delivery methods;

•	our gross profit margins, including pharmacy margins and margins of other product categories;

•	the selling prices of gasoline and diesel fuel;

•	disruption of seasonal buying patterns in our markets;

•	disruptions in our supply chain;

•	cybersecurity events affecting us and related costs and impact of any disruption in business;

•	our labor costs, including healthcare and other benefit costs;

•	our casualty and accident-related costs and insurance costs;

•	the size of and turnover in our workforce and the number of associates at various pay levels within that workforce;

•	the availability of necessary personnel to staff our stores, clubs and other facilities;

•	delays in the opening of new, expanded, relocated or remodeled units;

•

developments in, and the outcome of, legal and regulatory proceedings and investigations to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith;

•	changes in the credit ratings assigned to the Company’s commercial paper and debt securities by credit rating agencies;

•	our effective tax rate; and

•	unanticipated changes in accounting judgments and estimates;

Regulatory and Other Factors

•	changes in existing tax, labor and other laws and changes in tax rates, including the enactment of laws and the adoption and interpretation of administrative rules and regulations;

•	the imposition of new taxes on imports and new tariffs and changes in existing tariff rates;

•	the imposition of new trade restrictions and changes in existing trade restrictions;

•

adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which we operate and elsewhere and actions with respect to such policies, programs and initiatives;

•	changes in currency control laws;

•	changes in the level of public assistance payments;

•	the timing and amount of federal income tax refunds;

•	natural disasters, changes in climate, geo-political events and catastrophic events; and

•	changes in generally accepted accounting principles in the United States.

We typically earn a disproportionate part of our annual operating income in the fourth quarter as a result of seasonal buying patterns, which patterns are difficult to forecast with certainty and can be affected by many factors.

S-vi

Other Risk Factors

We discuss certain of the foregoing factors more fully, as well as certain other risk factors that may affect the results and other matters discussed in the forward-looking statements identified above, in our filings with the SEC, including under the heading “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K and “Part II. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2019. The forward-looking statements described above are made based on our knowledge of our business and our operating environment and assumptions we believed to be reasonable when such forward-looking statements were made. As a consequence of the risks, factors and uncertainties we discuss above, and in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2019 and other reports we may file with the SEC, other risks not known to us at this time, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from those results discussed in or implied or contemplated by such forward-looking statements.

This cautionary statement qualifies all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus, including those forward-looking statements made in the documents incorporated by reference herein or therein. We cannot assure you that the results, events or developments expected or anticipated by us will be realized or, even if substantially realized, that those results, events or developments will result in the expected consequences for us or affect us, our business or our operations in the way or to the extent we expect. You are urged to consider all of these risks, factors and uncertainties carefully in evaluating the forward-looking statements made in this prospectus supplement and the accompanying prospectus, including those forward-looking statements made in the documents incorporated by reference herein or therein, and not to place undue reliance on such forward-looking statements. One, or a combination of these risks, factors and uncertainties could materially affect any of those matters as to which we have made forward-looking statements and cause our actual results or an actual event or occurrence to differ materially from those results or an event or occurrence described in a forward-looking statement. We undertake no obligation to revise or update any forward-looking statement for any reason, except to the extent required by applicable law.

S-vii

SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Walmart Inc.

Walmart Inc. is engaged in retail and wholesale operations in various formats around the world and is the world’s largest retailer, with total revenue of $514.4 billion and total net sales of $510.3 billion in our fiscal year ended January 31, 2019. Through our operations, we help people around the world save money and live better — anytime and anywhere — by providing the opportunity to shop in retail stores and through eCommerce. Through innovation, we strive to continuously improve a customer-centric experience that seamlessly integrates our eCommerce and retail stores in an omni-channel offering that saves time for our customers. Physical retail encompasses our brick and mortar presence in each of the markets in which we operate. eCommerce is comprised of our eCommerce websites, mobile commerce applications and transactions involving both an eCommerce platform and a physical format, which we refer to as omni-channel. Each week, we serve nearly 275 million customers who visit our more than 11,300 stores and numerous eCommerce websites under 58 banners in 27 countries. Employing more than 2.2 million associates around the world, we serve our customers and members primarily through the operation of three business segments:

•	Walmart U.S. is our largest segment with two primary store formats and eCommerce, which includes an omni-channel offering.

•

Walmart International consists of our operations outside of the U.S. and includes retail, wholesale, eCommerce and other businesses. These categories, other than eCommerce, consist of many formats, including: supercenters, supermarkets, hypermarkets, warehouse clubs (including Sam’s Clubs) and cash & carry.

•	Sam’s Club consists of membership-only warehouse clubs in the U.S. and Puerto Rico, as well as eCommerce through samsclub.com.

We operate in all 50 states in the United States, Washington D.C. and Puerto Rico and, through wholly-owned subsidiaries, in Argentina, Canada, Chile, China, India, Japan and the United Kingdom. Through majority-owned subsidiaries, we operate in Africa (Botswana, Ghana, Kenya, Lesotho, Malawi, Mozambique, Namibia, Nigeria, South Africa, Swaziland, Tanzania, Uganda and Zambia), Central America (Costa Rica, El Salvador, Guatemala, Honduras and Nicaragua), India and Mexico.

Walmart Inc. was incorporated in the State of Delaware on October 31, 1969. We maintain our principal executive offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716. Our main telephone number is 479-273-4000. The address of our corporate website is at www.corporate.walmart.com. The information contained on our corporate website or any other website maintained by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus is a part.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Issuer	Walmart Inc., a Delaware corporation.

Notes Offered	$500,000,000 aggregate principal amount of the 2029 notes; and $1,000,000,000 aggregate principal amount of the 2049 notes.

Maturity Dates	The 2029 notes will mature on September 24, 2029; and the 2049 notes will mature on September 24, 2049.

Interest Rates	The 2029 notes will bear interest at the fixed rate of 2.375% per annum; and the 2049 notes will bear interest at the fixed rate of 2.950% per annum.

Interest Payment Dates	In the case of the 2029 notes, March 24 and September 24 of each year, beginning on March 24, 2020; and in the case of the 2049 notes, March 24 and September 24 of each year, beginning on March 24, 2020.

Use of Proceeds	We will use the net proceeds from the sale of the notes for general corporate purposes. The general corporate purposes for which we may use the net proceeds may include, among other uses, repayment, refinancing or replacement of maturing debt. See “Use of Proceeds.”

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Further Issuances	We may, without the consent of the holders of the outstanding notes of a series, from time to time, issue additional notes of that series ranking equally and ratably with the notes of such series that we are offering by this prospectus supplement and the accompanying prospectus and otherwise similar in all respects, including the same terms as to interest rate, maturity, and redemption rights of our Company, to the notes of that series offered hereby except as otherwise noted under “Description of the Notes” in this prospectus supplement.

Optional Redemption	We may, at our option, redeem, as a whole or in part, any of the outstanding notes at any time prior to the maturity date for such series of notes, in each case, at the applicable “make-whole” redemption price determined as described under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement, plus any accrued and unpaid interest to, but excluding, the redemption date.

In addition, we may, at our option, redeem, as a whole or in part, the 2029 notes at any time on or after June 24, 2029 (three months prior to the maturity date of such notes) and the 2049 notes at any time on or after March 24, 2049 (six months prior to the maturity date of such notes), in each case, at a redemption price equal to 100% of the principal amount of the notes of each such series to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Form of Notes	The notes of each series will initially be issued in book-entry form only and will be represented by one or more registered global securities (the “global securities”) deposited with, and registered in the name of, The Depository Trust Company (“DTC”) or a nominee of DTC for the credit of the accounts of its direct and indirect participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Book-Entry Issuance and Settlement” in each of this prospectus supplement and the accompanying prospectus.

Governing Law	The notes will be, and the indenture under which the notes will be issued is, governed by the laws of the State of New York.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the specific factors set forth under the heading “Risk Factors” in this prospectus supplement, as well as the other information contained or incorporated herein by reference, including Part I. Item 1A “Risk Factors” in our Annual Report on Form 10-K and Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2019, before investing in any of the notes offered hereby.

Listing	The notes will not be listed for trading on any securities exchange.

Trading	The notes of each series are a new issue of securities with no established trading market. Certain of the underwriters have advised us that they or certain of their affiliates currently intend to make a market in the notes of each series, but they are not obligated to do so and may, in their sole discretion, discontinue market making at any time without notice with respect to the notes of any or all of the series. See “Underwriting” in this prospectus supplement for more information about possible market making by certain of the underwriters or their affiliates.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

Investing in the notes involves certain risks. Before making a decision to invest in the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the this prospectus supplement and the accompanying prospectus and in any free writing prospectus relating to the offering being made hereby or the notes that we file with the SEC. We discuss certain risks relating to our business in our Annual Report on Form 10-K under the heading “Part I. Item 1A. Risk Factors,” which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and in our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2019 under the heading “Part II. Item 1A Risk Factors,” which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Active trading markets for the notes of any or all series may not develop.

The notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes of any series on any securities exchange. We cannot assure you trading markets for the notes of any series will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. In the past, some of our debt securities have been thinly traded. Certain of the underwriters have advised us that they or certain of their respective affiliates may make a market in the notes of each series. However, none of the underwriters is obligated to do so, and any market making activity with respect to the notes of any or all series by an underwriter may be discontinued by that underwriter, in its sole discretion, at any time and without notice. If no active trading markets develop for the notes of a series, you may be unable to resell the notes of that series at any price or at their fair market value.

If trading markets for the notes of a series develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

The market prices of the notes of a series will depend on many factors, including, among others, the following:

•	ratings that rating agencies assign to the notes of that series or any of our other debt securities;

•	our results of operations, our financial condition, including the aggregate amount of long-term debt we have outstanding from time to time, and our business prospects; and

•	conditions in the financial markets, including market rates of interest.

Conditions in the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes of any series and the yields on such notes.

Rating agencies continually review the ratings they have assigned to companies and their debt securities. Negative changes in the ratings assigned to us, notes of any series or our debt securities generally could have an adverse effect on the market prices of the notes of any series. The indenture that will govern the notes contains no limitation on the amount of long-term debt or other indebtedness that we may incur. If our aggregate indebtedness is too substantial, one or more of the rating agencies that rate series of our outstanding long-term and short-term debt may downgrade the rating of our outstanding debt securities, including the notes of one or more of the series of notes offered hereby. Such a downgrade in the rating of such notes could adversely affect the market for those notes or notes of other series and the yields on such notes or notes of other series.

The indenture does not contain any financial covenants.

Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including senior debt, under the indenture governing the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, the notes will not, and the indenture that will govern the notes does not, contain any provision restricting us from paying dividends on our outstanding stock or issuing or repurchasing our securities.

The indenture under which the notes of all series will be issued contains no financial covenants of the Company, and our credit agreements contain only limited covenants, which restrict our ability to grant liens to secure indebtedness and to effect mergers and sales of all or substantially all of our assets. As a result, you are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the Debt Securities—Provisions of the Indenture—Amalgamation, Consolidation, Merger or Sale of Assets” in the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes, after deducting the underwriting discounts and payment of transaction expenses, will be approximately $1,472,250,000. We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include repayment, refinancing or replacement of maturing debt, among other uses.

CAPITALIZATION

The following table presents the consolidated capitalization of Walmart Inc. and its consolidated subsidiaries as of July 31, 2019 and as of that date as adjusted to give effect to the offering and sale of the notes being offered hereby.

	July 31, 2019
	Actual		As Adjusted
	(in millions)
Short-term debt
Short-term borrowings	$3,681		$3,681
Long-term debt due within one year	4,396		4,396
Finance lease obligations due within one year	439		439

Total short-term debt and finance lease obligations	8,516	(1)	8,516	(1)

Long-term debt
2.375% notes due 2029	—		500
2.950% notes due 2049	—		1,000
Other long-term debt	44,404		44,404
Long-term finance lease obligations	3,915		3,915

Total long-term debt and finance lease obligations	48,319	(2)	49,819	(2)

Shareholders’ equity
Common stock and capital in excess of par value	3,165		3,165
Retained earnings	78,432		78,432
Accumulated other comprehensive loss	(11,270)		(11,270)

Total Walmart shareholders’ equity	70,327		70,327

Total debt and finance lease obligations and total Walmart shareholders’ equity	$127,162		$128,662

(1)	Excludes operating lease obligations due within one year of $1.8 billion.
(2)	Excludes long-term operating lease obligations of $16.1 billion.

DESCRIPTION OF THE NOTES

The following description of the terms and conditions of the notes supplements the description of the more general terms and conditions of Walmart’s debt securities contained in the accompanying prospectus.

The notes of each series will be issued under and pursuant to the indenture dated as of July 19, 2005, as supplemented (the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The 2029 notes and the 2049 notes are each a separate series of notes under the indenture. The notes of each series will be issued in registered book-entry form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes of each series will constitute our senior unsecured debt obligations and will rank equally among themselves, with the notes of the other series being offered hereby and with all of our other existing and future senior unsecured debt.

The 2029 notes will mature on September 24, 2029; and the 2049 notes will mature on September 24, 2049. Unless previously purchased and cancelled or, to the extent permitted by such series of notes, redeemed prior to maturity, we will repay the notes of each series at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity.

The 2029 notes will be initially issued in an aggregate principal amount of $500,000,000; and the 2049 notes will be initially issued in an aggregate principal amount of $1,000,000,000. We may, without the consent of the holders of the notes of a series, create and issue additional notes of that series ranking equally with and otherwise similar in all respects to the notes of that series (except for the public offering price, initial interest accrual date, initial interest payment date, and the issue date) so that those additional notes will be consolidated and form a single series with the other outstanding notes of that series that we are offering hereby; provided, however, that any additional notes of a series issued that are not fungible with the outstanding notes of that series for U.S. federal income tax purposes will be issued under one or more separate CUSIP and ISIN numbers. No additional notes of a series may be issued if an event of default under the indenture has occurred and is continuing.

Interest Rates on the Notes

The notes of each series will bear interest from September 24, 2019 at the annual interest rate specified for notes of that series on the cover page of this prospectus supplement. Interest on the notes will be paid semi-annually, in the case of 2029 notes, on March 24 and September 24 of each year, beginning on March 24, 2020, and in the case of the 2049 notes, on March 24 and September 24 of each year, beginning on March 24, 2020.

Interest on each note will be payable to the person in whose name the note is registered at the close of business, in the case of the 2029 notes, on the March 9 and September 9 immediately preceding the applicable interest payment date, and in the case of the 2049 notes, on the March 9 and September 9 immediately preceding the applicable interest payment date. Interest on the notes of each series will be computed on the basis of a 360-day year of twelve 30-day months.

Other Terms of the Notes

If any interest payment date for notes of any series would otherwise be a day that is not a business day, then the interest payment date for notes of that series will be postponed to the following date that is a business day. Interest will not accrue as a result of any such postponed payment. The term “business day” means any day which is not a day on which banking institutions in The City of New York, or the relevant place of payment are authorized or required by law, regulation or executive order to close.

None of the notes will be subject to a sinking fund or will be convertible into or exchangeable for any other securities.

The notes of each series will be subject to defeasance as described under “Description of the Debt Securities—Provisions of the Indenture—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus.

Optional Redemption

We may redeem the 2029 notes at any time prior to June 24, 2029 (three months prior to the maturity date of such notes) and the 2049 notes at any time prior to March 24, 2049 (six months prior to the maturity date of such notes), in each case, at our option and, as to each series of notes, as a whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date; and

•	the sum of the present values of the Remaining Scheduled Payments (as defined below), plus any accrued and unpaid interest to, but excluding, the redemption date.

In determining the present value of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate plus, in the case of the 2029 notes, 10 basis points, and in the case of the 2049 notes, 15 basis points.

The term “Applicable Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, we will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The term “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes of a series to be redeemed (assuming the notes of such series matured on the Par Call Date (as defined below) for the notes of such series) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of comparable maturity to the remaining term of the notes of such series.

The term “Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

The term “Comparable Treasury Price” means, with respect to any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such redemption date.

The term “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The term “Reference Treasury Dealer” means each of Barclays Capital Inc., BofA Securities, Inc. and Citigroup Global Markets Inc. or one of their respective affiliates or successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer for such entity.

The term “Remaining Scheduled Payments” means, with respect to any note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption (assuming the notes of such series matured on the Par Call Date for the notes of such series); provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

We may also redeem, at our option, as a whole or in part, the 2029 notes at any time on or after June 24, 2029 (three months prior to the maturity date of such notes), and the 2049 notes at any time on or after March 24, 2049 (six months prior to the maturity date of such notes), in each case, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest on the notes of each such series to be redeemed to, but excluding, the redemption date. We refer to the date on which we may first redeem the notes of each series pursuant to the redemption rights described in this paragraph as the “Par Call Date” for the notes of such series.

We may redeem the notes pursuant to each of the redemption rights described above in accordance with the redemption procedures described in the accompanying prospectus. Pursuant to those procedures, a notice of redemption will be given to each holder of the notes to be redeemed not less than 10 days nor more than 60 days prior to the date set for the redemption. See “Description of the Debt Securities—Optional Redemption—Redemption at Our Option” in the accompanying prospectus for information regarding such redemption procedures.

The calculation of the redemption price for any notes to be redeemed and the accrued interest payable upon a redemption of such notes will be made by the Company or on behalf of the Company by a person the Company designates. Such calculation will not be the duty or obligation of the trustee unless otherwise expressly agreed.

Notices

Notices to holders of the notes of a series will be sent to such holders. Any notice shall be deemed to have been given on the date of mailing. So long as the notes of a series are represented by one or more global securities deposited with DTC or its nominee, notices to holders of such notes may be given by delivery of those notices to DTC, and such notices shall be deemed to be given on the date of delivery to DTC. The trustee will transmit notices to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only transmit these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.

Concerning the Trustee, Registrar and Paying Agent

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture governing the notes (as successor to J.P. Morgan Trust Company, National Association, as trustee). The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under the laws of the United States of America and provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which we are the issuer. The Bank of New York Mellon Trust Company, N.A. will also be the registrar and paying agent for the notes of each series.

We may maintain deposit accounts and conduct other banking transactions with one or more affiliates of the trustee in the ordinary course of business. An affiliate of the trustee is also a lender under our Amended and Restated Five-Year Credit Agreement, Amended and Restated 364-Day Credit Agreement and Amended and Restated Letter of Credit Facility Agreement.

Governing Law

The notes of each series will be, and the indenture is, governed by the laws of the State of New York.

Other Matters

The notes of the various series will not be listed for trading on any securities exchange. Currently, no public market exists for the notes of any series, and no assurance can be given that one will develop.

We may acquire the notes of any or all of the various series by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Same-Day Settlement and Payment

We will make all payments of principal and interest on the notes of each series to DTC in immediately available funds. The notes of each series will trade in the same-day funds settlement system in the United States until maturity. Purchases of notes in secondary market trading must be in immediately available funds. Secondary market trading in the notes between participants in Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to eurobonds in immediately available funds. See “Book-Entry Issuance and Settlement” in this prospectus supplement and the accompanying prospectus.

BOOK-ENTRY ISSUANCE AND SETTLEMENT

The notes of each series will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with DTC and registered in the name of DTC or its nominee. We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described under the heading “Description of the Debt Securities—Book Entry Issuance and Settlements—Form of the Debt Securities and Title” in the accompanying prospectus.

Beneficial interests in the global securities will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may hold beneficial interests in notes directly through DTC, if they are participants in DTC, or indirectly through organizations that are participants in DTC.

Beneficial interests in the global securities will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by DTC and its participants. When you purchase notes through the DTC system, the purchases must be made by or through a direct or indirect participant in DTC. The participant will receive credit for the notes that you purchase on DTC’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in DTC through which you purchase the notes and not on DTC’s records. DTC will not have any knowledge of your beneficial ownership of the notes unless you are a direct participant in DTC. DTC’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement from DTC unless you are a direct participant in DTC. You should instead receive those documents from the direct or indirect participant in DTC through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers.

The trustee, as the paying agent for the notes, will wire payments on the notes to DTC as the custodian of the global securities. The trustee and we will treat the nominee of DTC, Cede & Co., any successor nominee of DTC or any successor depositary or nominee thereof as the owner of the global securities for all purposes. Accordingly, neither we nor the trustee will have direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities. Any redemption or other notices with respect to the notes will be sent by us directly to the trustee, which will inform DTC, which will, in turn, inform DTC’s direct participants (or indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of DTC, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. DTC will credit payments to the cash accounts of DTC participants in accordance with DTC’s rules and procedures, to the extent received by DTC. DTC has established its procedures in order to facilitate transfers of the notes among participants of DTC. However, DTC is under no obligation to perform or continue to perform those procedures, and it may discontinue or change those procedures at any time. The registered holder of the notes will initially be Cede & Co., as nominee of DTC.

Initial Settlement

Investors will follow the settlement procedures applicable to conventional bonds in registered form. It is intended that notes will be credited to the securities custody accounts of DTC holders on the settlement date on a delivery against payment basis.

Secondary Market Trading

Any secondary market trading of book-entry interests in the notes will take place through participants in DTC in accordance with the normal rules and operating procedures of DTC and will be settled using the procedures applicable to conventional bonds in registered form.

It is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through DTC on days when DTC is open for business.

Additional information regarding book-entry and settlement procedures, as well as DTC, is set forth under “Book Entry Issuance and Settlement” in the accompanying prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of the material U.S. federal income tax consequences of the ownership of the notes, see “U.S. Federal Income Tax Considerations” in the accompanying prospectus. The discussion of the material U.S. federal income tax consequences of the ownership of the notes under “U.S. Federal Income Tax Considerations” in the accompanying prospectus does not address all of the U.S. federal income tax consequences that may be relevant to a holder of notes in light of such holder’s particular circumstances, or to a holder of notes subject to special rules under the U.S. federal income tax laws, such as a holder of a type described in the first paragraph under “U.S. Federal Income Tax Considerations” in the accompanying prospectus. We urge holders of notes to consult their own tax advisors concerning the particular U.S. federal income tax consequences that may be relevant to their particular circumstances or situations.

U.S. Federal Income Tax Developments

Under recently enacted legislation, a holder of notes that uses an accrual method of accounting for U.S. federal income tax purposes generally will be required to report for U.S. federal income tax purposes items of income from an investment in the notes no later than the time such items are reflected on certain financial statements of such holder.

Pursuant to recently issued proposed Treasury regulations, which holders may rely on, the FATCA withholding described in the fifth paragraph under “U.S. Federal Income Tax Considerations—Consequences to Non-United States Holders—Information Reporting and Backup Withholding” in the accompanying prospectus will not apply to payments of gross proceeds from a sale, repayment, retirement, or other disposition of notes.

Prospective investors are urged to consult with their tax advisors regarding the effects of these or other legislative, regulatory or administrative developments.

UNDERWRITING

Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as the joint book-running managers for the offering of the notes and as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement and the related pricing agreement entered into by the underwriters and us, the underwriters named below have severally agreed to purchase from us the principal amount of notes of each series set forth opposite their name below:

Underwriters	Principal Amount of 2029 Notes	Principal Amount of 2049 Notes
Barclays Capital Inc.	$52,500,000	$105,000,000
BofA Securities, Inc.	52,500,000	105,000,000
Citigroup Global Markets Inc.	52,500,000	105,000,000
HSBC Securities (USA) Inc.	45,000,000	90,000,000
J.P. Morgan Securities LLC	45,000,000	90,000,000
Wells Fargo Securities, LLC	45,000,000	90,000,000
BNP Paribas Securities Corp.	18,750,000	37,500,000
Credit Suisse Securities (USA) LLC	18,750,000	37,500,000
Goldman Sachs & Co. LLC	18,750,000	37,500,000
Mizuho Securities USA LLC	18,750,000	37,500,000
Morgan Stanley & Co. LLC	18,750,000	37,500,000
NatWest Markets Securities Inc.	18,750,000	37,500,000
BBVA Securities Inc.	12,500,000	25,000,000
Santander Investment Securities Inc.	12,500,000	25,000,000
Scotia Capital (USA) Inc.	12,500,000	25,000,000
Standard Chartered Bank	12,500,000	25,000,000
TD Securities (USA) LLC	12,500,000	25,000,000
U.S. Bancorp Investments, Inc.	12,500,000	25,000,000
ICBC Standard Bank Plc	3,750,000	7,500,000
SMBC Nikko Securities America, Inc.	3,750,000	7,500,000
Lloyds Securities Inc.	3,000,000	6,000,000
Academy Securities, Inc.	2,375,000	4,750,000
CastleOak Securities, L.P.	2,375,000	4,750,000
Samuel A. Ramirez & Company, Inc.	2,375,000	4,750,000
The Williams Capital Group, L.P.	2,375,000	4,750,000

Total	$500,000,000	$1,000,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the several underwriters to purchase the notes included in this offering are subject to certain conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

We have been advised by the underwriters that they initially propose to offer part of the notes of each series directly to the public at the offering price for notes of that series set forth on the cover page of this prospectus supplement. The underwriters may also offer notes of each series to securities dealers at that price less concessions not in excess of 0.300% of the principal amount of the 2029 notes and 0.525% of the principal amount of the 2049 notes. The underwriters may allow, and these dealers may reallow, a concession to other dealers not in excess of 0.150% of the principal amount of the 2029 notes and 0.350% of the principal amount of the 2049 notes. If all of the notes of a series are not sold at the initial offering price of such series, the underwriters may change the offering price and the other selling terms of the notes of such series. The offering of the notes of each series by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We will pay to the underwriters an underwriting discount of 0.450% in respect of the offering of the 2029 notes and 0.875% in respect of the offering of the 2049 notes.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or, in the events such indemnification is determined to be prohibited by law, to contribute to payments which the underwriters may be required to make in respect of any of these liabilities.

We will pay transaction expenses, estimated to be $1,500,000, relating to the offering of the notes.

Stabilization, Short Positions and Market Making

In connection with the offering, the joint book-running managers, on behalf of the underwriters, may engage, directly or through their respective affiliates, in certain transactions that stabilize the price of the notes of any or all series, subject to applicable laws and regulations. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the joint book-running managers create a short position in the notes in connection with the offering by selling a larger principal amount of notes of one or more series than as set forth on the cover page of this prospectus supplement, the joint book-running managers may reduce that short position by purchasing notes of that series in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes of any series. In addition, neither the underwriters nor we make any representation that the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes of any or all series. As a result, the price of the notes of any series may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, but if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The notes of each series are a new issue of securities with no established trading market. We will not apply for the admission for trading of the notes of any series on, or the listing of the notes of any series on, any securities exchange or for inclusion of the notes of any series on any automated dealer quotation system. We have been advised by certain of the underwriters that they or certain of their respective affiliates may make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue market-making activities in the notes of a series at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes of any series or that an active public market for the notes of any series will develop. If an active public trading market for the notes of a series does not develop, the market price and liquidity of the notes of such series may be adversely affected. If the notes of a series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Certain Relationships and Activities

The underwriters and their affiliates have engaged in, and in the future may engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and certain of the other underwriters are lenders under our Amended and Restated Five-Year Credit Agreement, Amended and Restated 364-Day Credit Agreement and Amended and Restated Letter of Credit Facility Agreement. Barclays Capital Inc., BofA Securities, Inc. and Citigroup Global Markets Inc. and certain of the other underwriters and/or affiliates thereof are dealers in our commercial paper program.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may hedge their credit exposure to us. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act of 1956, as amended, and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the notes constituting part of its allotment solely outside the United States.

Extended Settlement

We expect that delivery of the notes will be made to investors on or about September 24, 2019, which is the third trading day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, any purchaser who wishes to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle on or about September 24, 2019, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive EU 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, Relevant Persons.

In addition, in the United Kingdom, the notes may not be offered other than by an underwriter that:

(i)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

(ii)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). None of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except through a solicitation constituting a “solicitation targeting QIIs,” as defined in Article 23-13, Paragraph 1 of the FIEL, which will be exempt from the registration requirements of the FIEL and otherwise in compliance with the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (“MAS”). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275, except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to Sections 309(B)(1)(a) and 309(B)(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland, and will not be listed on the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland. Neither this prospectus supplement and the accompanying prospectus, nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland, and neither this prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the notes under the laws of the State of New York and the federal law of the United States will be passed on for us by Hunton Andrews Kurth LLP, Dallas, Texas. The underwriters have been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements that are included in our Annual Report on Form 10-K for the year ended January 31, 2019, and the effectiveness of our internal control over financial reporting as of January 31, 2019, as set forth in their reports thereon. Those reports are incorporated by reference herein and in the accompanying prospectus and our shelf registration statement of which the accompanying prospectus is a part. Our consolidated financial statements described above are incorporated by reference herein and in the accompanying prospectus in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

DEBT SECURITIES

This prospectus of Wal-Mart Stores, Inc. relates to our offer and sale of our debt securities of one or more different series from time to time. The debt securities of each series we may offer pursuant to this prospectus will have terms and conditions distinct from the terms and conditions of each other series of our debt securities. We will determine the terms and conditions of each series of debt securities when we first offer debt securities of that series.

We describe in this prospectus certain terms and conditions of the debt securities we may offer. For each offering of debt securities, we will provide a prospectus supplement describing the specific terms and conditions of the debt securities of each series being offered thereby to the extent those terms and conditions are not described, or differ from the terms and conditions described, in this prospectus. The applicable prospectus supplement will describe, as to the debt securities of each series being offered thereby, among other things:

•	the principal amount of those debt securities (which may be subject to increase in the event of further issuances);

•	the price or prices at which those debt securities are being offered to the public;

•	the currency in which those debt securities are denominated;

•	the maturity date of those debt securities;

•	the interest rate or rates for those debt securities, which may be fixed or variable;

•	the dates on which we will pay the principal of and premium, if any, and interest on those debt securities;

•	any redemption rights applicable to those debt securities; and

•	whether we will list those debt securities for trading on a securities exchange.

The applicable prospectus supplement may also contain other important information concerning our company, the debt securities being offered and the offering, including tax consequences of an investment in those debt securities other than those described in this prospectus. Information in the applicable prospectus supplement or incorporated by reference into this prospectus subsequent to the date of this prospectus will supplement, and may, in certain instances, update, modify or replace other information contained or incorporated by reference in this prospectus.

Effective February 1, 2018, our corporate name will be “Walmart Inc.” See “About This Prospectus” for more information about our name change.

We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K. We may update the risk factors discussed in our mostly recently filed Annual Report on Form 10-K in our subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The prospectus supplement relating to a particular offering of debt securities may discuss certain risks of investing in those debt securities. You should carefully consider these risk factors and risks before deciding to purchase any debt securities offered pursuant to this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2017.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under that registration statement, we may offer and sell, from time to time in one or more offerings, debt securities as described in this prospectus and in an applicable prospectus supplement. There is no limit on the aggregate principal amount of the debt securities that we may sell pursuant to the registration statement.

We urge you to read carefully both this prospectus and the applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation of Information By Reference,” before deciding if you will invest in any debt securities that we may offer pursuant to this prospectus. For further information about our company, our business, our financial performance and the debt securities, you should refer to the registration statement, the information incorporated by reference therein and the exhibits thereto. Some of those exhibits, including the indenture under which any debt securities offered by this prospectus will be issued, the supplemental indentures relating thereto and other important documents, are incorporated in that registration statement by reference to other filings we have made with the SEC. Copies of such documents can be obtained as noted below in “Where You Can Find More Information.”

As you read this prospectus, please remember that the specific terms and conditions of the debt securities described in the applicable prospectus supplement will supplement and may, in certain instances, update, modify or replace one or more of the general terms and conditions of the debt securities described in this prospectus. You should read carefully the particular terms of the debt securities described in the applicable prospectus supplement. If differences exist between the information relating to those debt securities contained in the applicable prospectus supplement and similar information contained in this prospectus, the information in such prospectus supplement will control. Consequently, certain of the statements made in this prospectus regarding the terms and conditions of the debt securities may not apply to the debt securities of a particular series.

We are not offering debt securities in any jurisdiction where the offer is not permitted.

On December 5, 2017, we filed an amendment to our restated certificate of incorporation to change our corporate name from “Wal-Mart Stores, Inc.” to “Walmart Inc.,” which name change will be effective on February 1, 2018. On and after that date, the references to “Wal-Mart Stores, Inc.” appearing in this prospectus and in any documents incorporated by reference or deemed to be incorporated by reference in this prospectus and each applicable prospectus supplement will, and should be read to, refer to our company under the name “Walmart Inc.” In this prospectus and each applicable prospectus supplement, unless otherwise specified, the terms “we,” “us,” “our,” “our company,” “the company” and “Walmart” will refer to the Delaware corporation named “Wal-Mart Stores, Inc.” prior to February 1, 2018 and named “Walmart Inc.” on and after February 1, 2018 and that corporation’s consolidated subsidiaries. If we use this prospectus to make any offering of our debt securities on or after February 1, 2018, to the extent consistent with the SEC’s rules, we will substitute the name “Walmart Inc.” for the name “Wal-Mart Stores, Inc.” throughout this prospectus as used to make such offering.

We have not authorized anyone to provide any information concerning any debt securities we offer hereby or the offering of such debt securities other than the information contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us or to which we have referred or may refer you or the information incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any such free writing prospectus in deciding whether or not to invest in the debt securities we offer hereby. You should not assume that the information set forth in, or incorporated by reference into, this prospectus is accurate as of any date other than the date of this prospectus and the date of the document in which the particular information incorporated by reference into this prospectus is contained.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on our corporate website at https://corporate.walmart.com . The information contained on our corporate website or any other website maintained by us is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part except to the extent that SEC filings on such websites are otherwise incorporated by reference herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. We will provide to you a copy of any or all of the filings incorporated by reference in this prospectus, as well as a copy of the indenture, including the supplemental indentures, and any other documents referred to in this prospectus, the applicable prospectus supplement or any applicable free writing prospectus, free of charge. To request a copy of any such filing or other document, you should write or call: Wal-Mart Stores, Inc., 702 S.W. 8th Street, Bentonville, Arkansas 72716, Attention: Investor Relations, Telephone: (479) 273-8446.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including the exhibits thereto, from the SEC or us as described above.

INCORPORATION OF INFORMATION BY REFERENCE

As permitted by the SEC’s rules, we “incorporate by reference” into this prospectus information contained in certain documents we file with the SEC, which means we disclose to you important information concerning us by referring you to those documents that we have incorporated by reference. Those documents that we are incorporating by reference into this prospectus form an important part of this prospectus.

We incorporate by reference into this prospectus the following documents:

•

our Annual Report on Form 10-K for our fiscal year ended January  31, 2017, including the portions of our proxy statement that is part of our Schedule 14A that was filed with the SEC on April 20, 2017 that are incorporated by reference into such Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for our fiscal quarters ended April 30, 2017, July 31, 2017 and October 31, 2017; and

•

our Current Reports on Form 8-K filed with the SEC on June 6, 2017, June 15, 2017, June  29, 2017, July 14, 2017, October  6, 2017, October 10, 2017, October 18, 2017, October 23, 2017, November 6, 2017, November 8, 2017, November 16, 2017 (solely as to the information disclosed under Item 8.01 in such Current Report on Form 8-K) and December 6, 2017.

All filings we subsequently make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than information in such filings that is furnished to, and not filed with, the SEC) shall also be deemed to be incorporated by reference into this prospectus. The filings to be incorporated by reference into this prospectus in the future will include our Annual Reports on Form 10-K (including the information incorporated by reference therein), our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K (excluding any information furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) and our definitive proxy statements that are a part of our Schedules 14A so long as the registration statement of which this prospectus is a part remains effective.

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and the applicable prospectus supplement and in the filings previously filed with the SEC that are incorporated by reference into this prospectus. We may file one or more Current Reports on Form 8-K in connection with a particular offering of debt securities pursuant to this prospectus to incorporate by reference into this prospectus information concerning our company or the specific terms of that offering of debt securities and to file with the SEC documents used in connection with that offering. When we use the term “prospectus” in this prospectus or in any applicable prospectus supplement, we are referring to this prospectus as updated and supplemented by all information incorporated by reference into this prospectus from our most recently filed Annual Report on Form 10-K (and the information incorporated by reference therein), and our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and our definitive proxy statements that are a part of our Schedules 14A filed with the SEC, as well as from the other filings and documents incorporated by reference into this prospectus as described above. You can obtain any of our filings incorporated by reference into this prospectus from us or the SEC as noted above in “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein or therein, may contain or incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to enjoy the safe harbor from liability provided by that act for forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our reportable operating segment’s, revenues, net sales, income, earnings per share, dividends, capital structure, other financial items, economic performance or results of operations for future periods or as of future dates or events, or discuss developments that may occur in the future or our plans, objectives or goals for future operations. These forward-looking statements may also relate to, among other matters:

•	the growth of our business or change in our competitive position in the future or in or over particular periods;

•

the amount, number, growth or increase of or in certain financial items or measures or operating measures, including net sales, comparable store and club sales, liabilities, expenses of certain categories, returns, capital and operating investments or expenditures of particular types, new store openings, or investments in particular formats;

•	investments we will make and how certain of those investments are expected to be financed;

•	our plans to increase or decrease investments in e-commerce, technology, new units, store remodels and other customer initiatives;

•	volatility in currency exchange rates and fuel prices affecting our or one of our segments’ results of operations;

•

our company continuing to provide returns to shareholders through share repurchases and dividends, the use of share repurchase authorization over a certain period or the source of funding of a certain portion of our share repurchases;

•

our sources of liquidity, including our cash, continuing to be adequate or sufficient to fund and finance our operations, expansion activities, dividends and share repurchases, to meet our cash needs and to fund our domestic operations without repatriating earnings we hold outside of the United States;

•

our intention to reinvest the earnings we hold outside of the United States in our foreign operations and certain laws, other limitations and potential taxes on anticipated future repatriations of such earnings not materially affecting our liquidity, financial condition or results of operations;

•	the insignificance of ineffective hedges and reclassification of amounts related to our derivatives;

•	our effective tax rate for certain periods and the realization of certain net deferred tax assets and the effects of resolutions of tax-related matters;

•	the effect of adverse decisions in, or settlement of, litigation to which we are subject and the effect of a Foreign Corrupt Practice Act (“FCPA”) investigation on our business; or

•	the effect on our company’s results of operations or financial condition of our company’s adoption of certain new, or amendments to existing, accounting standards.

Statements of our plans, objectives and goals, including the priorities we have with respect to certain aspects of our financial performance, are also forward-looking statements.

Forward-looking statements can be identified by their use of words or phrases such as “aim,” “anticipate,” “believe,” “could be,” “could decrease,” “could increase,” “could result,” “estimate,” “expansion,” “expect,” “expected to be,” “focus,” “forecast,” “goal,” “grow,” “intend,” “invest,” “is expected,” “may affect,” “may be,”

“may continue,” “may fluctuate,” “may grow,” “may impact,” “may result,” “objective,” “plan,” “priority,” “project,” “projection,” “strategy,” “to be,” “we’ll,” “we will,” “will add,” “will allow,” “will be,” “will benefit,” “will continue,” “will decrease,” “will have,” “will impact,” “will include,” “will increase,” “will open,” “will remain,” “will result,” “will strengthen,” “would be,” “would decrease” and “would increase,” and variations on such words or phrases of similar import.

Risks, Factors and Uncertainties Affecting Our Business

Our business operations are subject to numerous risks, factors and uncertainties, domestic and international, outside of our control. One, or a combination, of these risks, factors and uncertainties could materially affect any of those matters as to which we have made forward-looking statements and cause our actual results or an actual event or occurrence to differ materially from those results or an event or occurrence described in any such forward-looking statement. These risks, factors and uncertainties, which may be global in their effect or affect only some of the markets in which we operate and which may affect us on a consolidated basis or affect only some of our reportable operating segments, include, but are not limited to:

Economic Factors

•	economic, geo-political, capital markets and business conditions, trends and events around the world and in the markets in which we operate;

•	currency exchange rate fluctuations;

•	changes in market rates of interest;

•	changes in market levels of wages;

•	changes in the size of various markets, including eCommerce markets;

•	unemployment levels;

•	inflation or deflation, generally and in certain product categories;

•	transportation, energy and utility costs;

•	commodity prices, including the prices of oil and natural gas;

•	consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels, and demand for certain merchandise;

•	trends in consumer shopping habits around the world and in the markets in which we operate;

•	new government benefit programs and changes in existing government benefit programs;

•	consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; and

•	initiatives of competitors, competitors’ entry into and expansion in our markets, and competitive pressures;

Operating Factors

•	the amount of our net sales and operating expenses denominated in U.S. dollar and various foreign currencies;

•	the financial performance of our company and each of its segments, including the amounts of our cash flow during various periods;

•	our need to repatriate earnings held outside of the United States and changes in U.S. tax regulations;

•	customer traffic and average ticket in our stores and clubs and on its eCommerce websites;

•	the mix of merchandise we sell and our customers purchase;

•	the availability of goods from suppliers and the cost of goods acquired from suppliers;

•	the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives;

•	the impact of acquisitions and divestitures, store and club closures, and other strategic decisions;

•	our ability to successfully integrate acquired businesses, including within the eCommerce space;

•	the amount of shrinkage we experience;

•	consumer acceptance of and response to our stores and clubs, eCommerce websites, mobile apps, programs and merchandise offerings, including the Walmart U.S. segment’s Grocery Pickup program;

•	new methods for delivery of purchased merchandise to customers;

•	our gross profit margins, including pharmacy margins and margins of other product categories;

•	the selling prices of gasoline and diesel fuel;

•	disruption of seasonal buying patterns in our markets;

•	our expenditures for FCPA and other compliance-related matters, including the adequacy of our accrual for the FCPA matter;

•	disruptions in our supply chain;

•	cybersecurity events affecting us and related costs and impact of any disruption in business;

•	our labor costs, including healthcare and other benefit costs;

•	our casualty and accident-related costs and insurance costs;

•	the size of and turnover in our workforce and the number of associates at various pay levels within that workforce;

•	unexpected changes in our objectives and plans;

•	the availability of necessary personnel to staff our stores, clubs and other facilities;

•	the availability of skilled labor in areas in which new units are to be constructed or existing units are to be relocated, expanded or remodeled;

•	delays in the opening of new, expanded or relocated units;

•

developments in, and the outcome of, legal and regulatory proceedings and investigations to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith;

•	changes in the credit ratings assigned to our commercial paper and debt securities by credit rating agencies;

•	our effective tax rate; and

•	unanticipated changes in accounting judgments and estimates;

Regulatory and Other Factors

•

changes in existing tax, labor and other laws and changes in tax rates, including the enactment of laws, including with respect to income tax reform, and the adoption and interpretation of administrative rules and regulations;

•

adoption or creation of new, and modification of existing, governmental policies, programs and initiatives in the markets in which we operate and elsewhere and actions with respect to such policies, programs and initiatives;

•	the possibility of imposition of new taxes on imports and new tariffs and trade restrictions and changes in existing tariff rates and trade restrictions;

•	changes in currency control laws;

•	changes in the level of public assistance payments;

•	the timing of federal income tax refunds;

•	natural disasters, public health emergencies, civil disturbances, and terrorist attacks; and

•	changes in generally accepted accounting principles in the United States.

We typically earn a disproportionate part of our annual operating income in the fourth quarter as a result of seasonal buying patterns, which patterns are difficult to forecast with certainty and can be affected by many factors.

Other Risk Factors

We discuss certain of these factors more fully, as well as certain other risk factors that may affect the results and other matters discussed in the forward-looking statements identified above, in our filings with the SEC, including under the heading “Part I, Item 1A. Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC and “Part II, Item 1A. Risk Factors” in any Quarterly Report on Form 10-Q containing additional or updated risk factors filed with the SEC subsequently to the filing of our most recently filed Annual Report on Form 10-K. We may disclose additional or updated risk factors in any of our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with the SEC after the filing of our most recently filed Annual Report on Form 10-K. The forward-looking statements described above are or will be made based on our knowledge of our business and our operating environment and assumptions that we believed to be or will believe to be reasonable when such forward-looking statements were or are made. As a consequence of the risks, factors and uncertainties we discuss above, and in our Annual Reports on Form 10-K and other reports we may file with the SEC, other risks not known to us at this time, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from those results discussed in or implied or contemplated by such forward-looking statements.

This cautionary statement qualifies all of the forward-looking statements made in this prospectus and each prospectus supplement relating hereto, including the information incorporated by reference herein or therein. We cannot assure you that the results, events or developments expected or anticipated by us will be realized or, even if substantially realized, that those results, events or developments will result in the expected consequences for us or affect us, our business or our operations in the way or to the extent we expect. You are urged to consider all of these risks, factors and uncertainties carefully in evaluating the forward-looking statements made in this prospectus or an applicable prospectus supplement, including in the documents incorporated by reference herein or therein, and not to place undue reliance on such forward-looking statements. Each such forward-looking statement is made only as of the date of the document, including this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus or an applicable prospectus supplement, containing such forward-looking statement, and we undertake no obligation to revise or update any forward-looking statement for any reason, including to reflect subsequent events or circumstances, except to the extent required by applicable law.

WAL-MART STORES, INC.

We are engaged in retail and wholesale operations in various formats around the world, and we are the world’s largest retailer, with total revenue of $485.9 billion in our fiscal year ended January 31, 2017. Each week, we serve over 260 million customers who visit our more than 11,600 stores under 59 banners in 28 countries and our eCommerce websites in the U.S. and various international markets.

•

Walmart U.S. is our largest segment with operations in the United States and Puerto Rico in three primary store formats: supercenters; discount stores; and Neighborhood Markets, as well as digital retail.

•

Walmart International consists of our operations outside of the United States and includes retail, wholesale and other businesses. These businesses consist of numerous formats, including supercenters, supermarkets, hypermarkets, warehouse clubs (including Sam’s Clubs), cash & carry, home improvement, specialty electronics, apparel stores, drug stores and convenience stores, as well as digital retail.

•	Sam’s Club consists of membership-only warehouse clubs in the United States and Puerto Rico, as well as digital retail.

We operate in all 50 states in the United States, Washington D.C. and Puerto Rico and, through wholly-owned subsidiaries, in Argentina, Brazil, Canada, Chile, China, India, Japan and the United Kingdom. Through majority-owned subsidiaries, we operate in Africa (Botswana, Ghana, Kenya, Lesotho, Malawi, Mozambique, Namibia, Nigeria, South Africa, Swaziland, Tanzania, Uganda and Zambia), Central America (Costa Rica, El Salvador, Guatemala, Honduras and Nicaragua), and Mexico.

Wal-Mart Stores, Inc. is the parent company of, and conducts a substantial part of its operations through, a group of subsidiary companies, including Wal-Mart.com USA, LLC., Wal-Mart de Mexico, S.A.B. de C.V., ASDA Group Limited, Sam’s West, Inc., Sam’s East, Inc., Wal-Mart Stores Texas, LLC, Wal-Mart Canada Corp., Walmart Chile S.A., Massmart Holdings Ltd., Wal-Mart Japan Holdings K.K., Wal-Mart Stores East, LP, Sam’s Property Co., Wal-Mart Property Co., Wal-Mart Real Estate Business Trust, and Sam’s Real Estate Business Trust.

The common stock of Wal-Mart Stores, Inc. is listed for trading on the New York Stock Exchange under the symbol “WMT.” Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969. We maintain our principal executive offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716. Our main telephone number is 479-273-4000. The address of our corporate website is www.corporate.walmart.com . Information contained on our corporate website or any other website maintained by us is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges, for the periods indicated:

Nine Months Ended October 31,		Year Ended January 31,
2017	2016	2017	2016	2015	2014	2013
5.7x	6.9x	7.1x	7.2x	8.0x	8.1x	8.8x

For the purpose of computing our ratios of earnings to fixed charges, we define “earnings” to mean our income from continuing operations before income taxes plus our fixed charges, net of capitalized interest and consolidated net income attributable to noncontrolling interest. The term “fixed charges” means:

•	the interest on debt and capital leases that we expense and that we capitalize; plus

•	amortized premiums, discounts and capitalized expenses related to our indebtedness; plus

•	an estimate of interest within our rental expense.

The foregoing information will be updated by the information relating to our ratio of earnings to fixed charges contained in our periodic reports filed with the SEC, which will be incorporated by reference in this prospectus at the time they are filed with the SEC, and may be updated by information incorporated by reference in this prospectus or contained in or incorporated by reference in an applicable prospectus supplement. See “Where You Can Find More Information” regarding how you may obtain access to or copies of our filings with the SEC.

USE OF PROCEEDS

Except as otherwise specifically described in the prospectus supplement relating to a particular offering of debt securities, we may use the net proceeds from the sale of the debt securities:

•

to repay short-term borrowings incurred for general corporate purposes, including to finance capital expenditures, such as investments in eCommerce and technology, the purchase of land and construction of stores and other facilities and the acquisition of other companies or assets, and to finance the acquisition of inventory;

•	to repay or refinance long-term debt prior to or at maturity or to refinance debt of one or more of our subsidiaries;

•	to finance repurchases of our outstanding securities we make in the open market or pursuant to one or more tender offers;

•	to repay borrowings that we have incurred to acquire, or assumed in connection with the acquisition of, other companies and assets;

•	to finance one or more acquisitions we make;

•	to finance particular capital expenditures we make;

•	to meet our working capital requirements; and

•	for other general corporate purposes.

Before we apply the net proceeds of any sale of our debt securities to one or more of these uses, we may invest those net proceeds in short-term marketable securities.

DESCRIPTION OF THE DEBT SECURITIES

We summarize below certain general terms and conditions that will apply to each series of debt securities that we may offer pursuant to this prospectus unless otherwise stated in the applicable prospectus supplement. The applicable prospectus supplement will describe the certain specific terms and conditions of the debt securities of each series being offered pursuant to this prospectus and that prospectus supplement, including any differences between those specific terms and conditions and the general terms and conditions we summarize below. We may, but need not, describe any additional or different terms and conditions of such debt securities in a report we file with the SEC, the information in which would be incorporated by reference in this prospectus. We urge you to review all of our filings with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find More Information” above regarding how you may obtain access to or copies of those filings.

We will issue the debt securities in one or more series under an indenture, dated as of July 19, 2005, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as “The Bank of New York Trust Company, N.A.”), as trustee, as such indenture has been amended and supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between us and the trustee, and the Second Supplemental Indenture, dated as of December 19, 2014, between us and the trustee (which indenture, as amended and supplemented, we refer to below as the “indenture”). The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture. For a complete description of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to the offering of debt securities of that series.

A form of the debt securities of a series, reflecting the particular terms and provisions of a series of offered debt securities, has been or will be filed with the SEC in connection with the offering and is or will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture, each supplemental indenture thereto and the form of any debt security that has been filed in the manner described under “Where You Can Find More Information” or by contacting the trustee.

In this section of this prospectus, the terms “we,” “us,” “our,” and “our company” refer to Wal-Mart Stores, Inc. only and not to Wal-Mart Stores, Inc. and its consolidated subsidiaries.

General Terms

The debt securities of each series offered pursuant to this prospectus will constitute our senior unsecured debt obligations and will rank equally among themselves and with all of our other existing and future unsecured and unsubordinated debt obligations. Consequently, the holders of the debt securities of such series will have a right to payment of the principal of and premium, if any, and interest on such debt securities equal to that of our other unsecured, unsubordinated creditors with respect to the payment of the amounts owing to them. None of our subsidiaries will have any obligation as to any of the debt securities or will guarantee the payment of amounts owing with respect to any of the debt securities.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will trade in book-entry form only and will be issued in certificated (i.e., physical) form only as global debt securities to a depositary as described under “Book-Entry Issuance and Settlement.” Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless previously redeemed or purchased and cancelled, we will repay the debt securities of each series at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. Unless specified otherwise in the applicable prospectus supplement, if the maturity date of the debt securities of a series (or a tax, optional or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax, optional or other redemption date) as a result of this delayed payment.

We may, without the consent of the holders of the debt securities of a series, issue additional debt securities ranking equally with and otherwise similar in all respects to the debt securities of that series (except for the public offering price, initial interest accrual date, initial interest payment date, and the issue date) so that those additional debt securities will be consolidated, and form a single series, with the debt securities of that series previously offered and sold; provided that any additional debt securities of a series that are not fungible with the outstanding debt securities of that series for U.S. federal income tax purposes will be issued under a separate CUSIP number and, if applicable, a separate ISIN number. The terms of the series of debt securities we create typically do not limit the maximum aggregate amount of the debt securities of a particular series that we can issue, although they may do so. No additional debt securities of any series may be issued under the indenture if an event of default under the indenture has occurred and is continuing.

Except as may be otherwise specified in the applicable prospectus supplement, the debt securities will not be convertible or exchangeable at our option or at the option of holders of the debt securities and will not be subject to a sinking fund. Except as may be otherwise specified in the applicable prospectus supplement, we will not have the right to redeem the debt securities of any series offered pursuant to this prospectus. Except as may be otherwise specified in the applicable prospectus supplement, holders will not have the right to require us to repurchase prior to maturity any of the debt securities of any series offered pursuant to this prospectus.

The debt securities will be subject to defeasance as described under “—Provisions of the Indenture—Legal Defeasance and Covenant Defeasance.”

Notices to registered holders of the debt securities of a series will be mailed to such holders. Any notice will be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication.

Debt securities of a series that we may offer pursuant to this prospectus will not be listed for trading on any securities exchange unless the applicable prospectus supplement states that those debt securities have been listed or admitted for trading, or that we have applied, or will apply, for the listing of and admission of those debt securities for trading on a particular securities exchange.

The laws of the State of New York govern the indenture, govern the outstanding debt securities of each series issued under the indenture and will govern any debt securities of a series to be issued under the indenture in the future.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued unless otherwise specified in the applicable prospectus supplement. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, a tax, optional or other redemption date as described below if applicable to the debt securities. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indenture, the term “business day” generally means any day, other than a Saturday or Sunday, on which banking institutions in The City of New York and any Place of Payment (as defined in the Indenture) of our debt securities of a series are open for business. However, the term “business day” may be defined differently for the debt securities of a specific series, in which event, the different definition will be described in the applicable prospectus supplement.

Fixed Rate Debt Securities

If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate for debt securities of that series specified in the title of that series appearing on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, any tax, optional or other redemption date or an interest payment date is not a business day, we will pay any principal, premium, if any, interest or redemption price otherwise payable on such day on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement.

Floating Rate Debt Securities

If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula. Unless otherwise specified in the applicable prospectus supplement, we will base that formula on the London Interbank Offered Rate, or “LIBOR,” for the LIBOR currency. The term “LIBOR currency” means the currency specified in the applicable prospectus supplement as to which LIBOR will be calculated or, if no such currency is specified in the applicable prospectus supplement, U.S. dollars. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. A spread or spread multiplier may cause the interest rate applicable to a particular series of floating rate debt securities to be higher or lower than the applicable LIBOR for a particular interest period. Interest will be computed on the basis of the actual number of days during the relevant interest period and a 360-day year.

The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the notes be higher than the maximum rate of interest permitted by the laws of the State of New York.

If any interest payment date for the debt securities of a series bearing interest at a floating rate based on LIBOR (other than the maturity date or a tax, optional or other redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the next succeeding business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a tax, optional or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest or redemption price on the next succeeding business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax, optional or other redemption date) as a result of this delayed payment.

Unless otherwise specified in the applicable prospectus supplement, the calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate based on LIBOR on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be.

Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate applicable to the debt securities bearing interest at a floating rate based on LIBOR on the interest determination date, which will be the second London business day immediately preceding the interest reset date. The interest rate determined on an interest determination date will become effective on and as of the next interest reset date. “London business day” means any day on which dealings in deposits in the LIBOR currency are transacted in the London interbank market.

If the debt securities described in the applicable prospectus supplement will bear interest at a floating rate based on LIBOR, the calculation agent will determine LIBOR according to the following provisions:

•

LIBOR for a particular interest period will be the rate for deposits in the LIBOR currency having the index maturity described in the applicable prospectus supplement commencing on the second London business day immediately following the particular interest determination date that appears on “Reuters Page LIBOR01” (which displays the London interbank offered rates of major banks) as of 11:00 A.M., London time, on that interest determination date for the LIBOR currency. The “index maturity” is the period to maturity of the debt securities with respect to which the related interest rate basis or formula will be calculated. For example, the index maturity could be one month, three months, six months or one year. If, on a particular interest determination date, LIBOR for the applicable index maturity does not appear on “Reuters Page LIBOR01” at approximately 11:00 A.M., London time, or if “Reuters Page LIBOR01” is not available on such date, LIBOR for the particular interest period will be the rate for deposits in the LIBOR currency for the applicable index maturity commencing on the second London business day immediately following the particular interest determination date that appears on Bloomberg, L.P.’s page “BBAM” at such time on such interest determination date.

•

If the applicable LIBOR rate cannot be determined by reference to “Reuters Page LIBOR01” or Bloomberg, L.P.’s page “BBAM” on an interest determination date as described above, then the calculation agent will determine LIBOR as follows:

•

The calculation agent will select the principal London offices of four major banks in the London interbank market and request each bank to provide its offered quotation for deposits in the LIBOR currency having the applicable index maturity commencing on the second London business day immediately following the interest determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the interest determination date. Those quotes will be for deposits in a principal amount that is representative of a single transaction in the LIBOR currency in the market at that time, but which principal amount shall be no less than $1 million or its then equivalent in the LIBOR currency if the LIBOR currency is other than U.S. dollars. If at least two of those banks provide a quotation, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.

•

If fewer than two of those banks provide a quotation, the calculation agent will request from three major banks in New York, New York at approximately 11:00 A.M., New York City time, on the interest determination date, quotations for loans having a term equal to the index maturity in the LIBOR currency to leading European banks, commencing on the second London business day immediately following the interest determination date. These quotes will be for loans in a principal amount that is representative of a single transaction in the market at that time, but which principal amount shall be no less than $1 million or its then equivalent in the LIBOR currency if the LIBOR currency is other than U.S. dollars. The calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.

•

If none of the banks in New York, New York chosen by the calculation agent provides a quotation as discussed above, the rate of interest will be the interest rate in effect for the debt securities for the then current interest period

All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The term “Reuters Page LIBOR01” refers to the display appearing on Thomson Reuters EIKON (or any successor service) designated as page “LIBOR01” (or any replacement page on that service or equivalent page on any successor service) and the term “BBAM” refers to the display appearing on Bloomberg L.P. (or any successor service) designated as page “BBAM” (or any replacement page on that service or equivalent page on any successor service), in each case for the purpose of displaying London interbank offered rates administered by ICE Benchmark Administration Limited (or any other person assuming the responsibility for the administration of those rates).

The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to the interest period beginning with each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of manifest error.

So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We expect that The Bank of New York Mellon Trust Company, N.A. will act as such calculation agent unless we appoint another bank, trust company, investment banking firm or other financial institution to act in that capacity. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to the initial calculation agent for any series of floating rate debt securities (or any of its successors) in the event that:

•	the incumbent calculation agent becomes unable or is unwilling to act;

•	the incumbent calculation agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or

•	we propose to remove the currently acting calculation agent.

Payment and Paying and Transfer Agent

We will make all payments of principal of and premium, if any, and interest on or redemption price of the debt securities of each series offered pursuant to this prospectus to the depositary for the debt securities of that series, which may be The Depository Trust Company, or “DTC,” or the common depositary for Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank SA/NV, or “Euroclear Bank,” as the operator of the Euroclear System, or “Euroclear,” for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of, the premium, if any, on, interest on and redemption price, if any, for those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within New York, New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Payments of amounts (including principal, premium, if any, interest and redemption price, if any) in respect of the debt securities which are initially delivered by us through the facilities of Clearstream or Euroclear will be made by us to a paying agent. While such debt securities are held by Clearstream or Euroclear, the paying agent will, in turn, make payments on such debt securities to the common depositary for Clearstream and Euroclear, which will distribute such payments to participants in Clearstream and Euroclear in accordance with their respective procedures.

Under the terms of the indenture, we and the trustee will treat the registered holder of such debt securities (i.e., DTC, Clearstream or Euroclear (or their respective nominees)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

•

any aspects of the records of DTC, Clearstream, Euroclear or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC, Clearstream, Euroclear or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC, Clearstream, Euroclear or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

•

DTC, Clearstream, Euroclear or any direct or indirect participant therein. Payments by such participants to the beneficial owners of our debt securities held through any such participant are the responsibility of such participant, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in the Borough of Manhattan, The City of New York, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment unless otherwise specified in the applicable prospectus supplement. The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position, it is otherwise replaced in such capacities as provided in the indenture or a different paying agent is named in the applicable prospectus supplement. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement

The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. Secondary market trading in the debt securities between participants in Clearstream or Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to eurobonds in immediately available funds. See “Book-Entry Issuance and Settlement.”

Payment of Additional Amounts

Solely for debt securities of a series as to which we have specified in the applicable prospectus supplement that the terms of the debt securities of that series include the right to the payment of additional amounts and provided that alternative provisions for the payment of additional amounts are not specified in the applicable prospectus supplement, we will pay to each beneficial owner of such debt securities who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of the principal of, and interest on such beneficial owner’s debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that beneficial owner by the United States or any political subdivision or taxing authority thereof or therein (including any tax, assessment or other governmental charge imposed on the additional amounts so paid), will not be less than the amount provided in such beneficial owner’s debt securities to be then due and payable. Unless otherwise specified in the applicable prospectus supplement, we will not be required to make any payment of additional amounts for or on account of:

(a)

any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the existence of any present or former connection (other than a connection arising solely from the ownership of those debt securities or the receipt of payments or enforcement of rights in respect of those debt securities) between that beneficial owner, or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, that beneficial owner, if that beneficial owner is an estate, trust, partnership or corporation, and the United States, including that beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, (1) being or having been a citizen or resident or treated as a resident of the United States, (2) being or having been present in, or engaged in a trade or business in, the United States, (3) being treated as having been present in, or engaged in a trade or business in, the United States, or (4) having or having had a permanent establishment in the United States;

(b)	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(c)

any tax, assessment or other governmental charge imposed by reason of that beneficial owner’s past or present status as a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(d)

any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, premium, if any, on, interest on or the redemption price for such beneficial owner’s debt securities;

(e)

any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, on, interest on or the redemption price for any debt securities if that payment can be made without withholding by any other paying agent;

(f)

any tax, assessment or other governmental charge that would not have been imposed but for the failure of a beneficial owner or any holder of debt securities to comply (to the extent that it is legally able to do so) with a request to satisfy any applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the debt securities, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g)

any withholding required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any agreement (including any intergovernmental agreement) entered into in connection therewith;

(h)

any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(i)

any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of our company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code; or

(j)	any combination of items (a), (b), (c), (d), (e), (f), (g), (h), and (i) above.

In addition, unless otherwise specified in the applicable prospectus supplement, to the extent described below, we will not pay additional amounts to a beneficial owner of a debt security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity. This exception will apply to a beneficial owner of a debt security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity only to the extent a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment subject to the tax, assessment or other governmental charge as to which withholding or another deduction occurs.

As used in this discussion of the payment of additional amounts, the term “beneficial owner” includes any person holding a debt security on behalf of or for the account of a beneficial owner and the term “Non-U.S. Person” means a person that is not a United States person. The term “United States person” means an individual citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

Redemption upon Tax Event

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the applicable prospectus supplement for a series of debt securities, we become, or based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described above under the heading “—Payment of Additional Amounts” with respect to the debt securities of that series, then we may at our option redeem, in whole, but not in part, the debt securities of that series on not less than 30 nor more than 60 days’ prior notice given at any time after such an occurrence, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those debt securities to, but excluding, the date fixed for redemption. Unless we default in payment of the redemption price upon the surrender of the debt securities for redemption, on and after the date fixed for redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.

Redemption at Our Option

If specified in the applicable prospectus supplement, we will have the option to redeem all or part of the outstanding debt securities of that series from time to time before the maturity date of the debt securities of that series. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed or, if the redemption price will be determined subsequently based on a formula, the formula for determining the redemption price. If less than all the debt securities of the series are to be redeemed, the particular debt securities of the series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate and that is in accordance with the rules of the applicable depositary. The price at which any debt securities are to be redeemed will be as specified in or determined in accordance with the terms of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed or, if the redemption price will be determined subsequently based on a formula, the formula for determining the redemption price; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; and the CUSIP number, ISIN number or Common Code applicable to the debt securities to be redeemed.

At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date and any accrued and unpaid interest payable. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date; provided that, if the redemption price and any other amount owing with respect to any debt security called for redemption is not paid upon surrender of such debt security for redemption, the principal of such debt security will, until paid, bear interest from the redemption date at the rate borne by such debt security or as otherwise provided in such debt security. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.

Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.

Repurchase at the Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repurchase of those debt securities by us prior to the stated maturity of the debt securities of that series at the time or times and subject to the conditions specified in that prospectus supplement. If the holders of the debt securities of a series have that option, the applicable prospectus supplement will specify the optional repurchase date or dates and the optional repurchase price, or the method by which such price will be determined. The optional repurchase price will be the price at which, together with accrued interest to the optional repurchase date, the debt security may be repaid at the holder’s option on each such optional repurchase date.

Any tender of a debt security by the holder for repurchase will be irrevocable. Unless specified otherwise in the applicable prospectus supplement, any repurchase option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security, provided that the principal amount of the debt security remaining outstanding after repurchase will be an authorized denomination. Upon such partial repurchase, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the debt securities as to which the partial repurchase occurs.

If debt securities are represented by a global note as described under “Book-Entry Issuance and Settlement,” the securities depositary for the global note or its nominee will be the holder of the debt security and, therefore, will be the only entity that can exercise a right to repurchase of the debt security. In order to ensure that the depositary or its nominee will timely exercise a right to repurchase relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depositary through which it holds an interest in the debt security to notify the depositary of its desire to exercise a repurchase option by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner of those debt securities should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depositary.

Provisions of the Indenture

The indenture, which is a contract between us and the trustee, sets forth certain terms and conditions that may apply to, and be part of, the terms and conditions of the debt securities of a particular series, but that may not be expressly set forth in the debt securities of such series. The following discussion summarizes certain provisions of the indenture. The summary may not contain all of the information regarding the indenture’s terms you may want to have, and we urge you to read the full text of the indenture, including each supplement thereto. Those documents are exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference into such registration statement. We are incorporating by reference the provisions of the indenture summarized below by means of the section numbers of those provisions referred to below. The following summary is qualified in its entirety by those provisions of the indenture.

General

The indenture does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. This prospectus and the applicable prospectus supplement by which we offer the debt securities of one or more series will describe the following terms of the debt securities of each series being so offered:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	the maximum aggregate initial public offering price, if any, established for the debt securities of the series;

•	any priority of payment applicable to debt securities of the series;

•	the date or dates on which the principal and premium, if any, will be paid;

•

the method or methods by which payments of principal of, or premium, if any, or any interest on, debt securities of the series shall be determined if the amount of such payments may be determined with reference to an index, a formula or another method;

•

the annual rate or rates, if any, which may be fixed or variable, at which the debt securities of the series shall bear interest, or the method or methods by which the rate or rates, if any, at which the debt securities of the series shall bear interest may be determined;

•	the date or dates from which interest, if any, will accrue;

•	the dates on which any accrued interest will be payable and the record dates for the interest payment dates;

•	the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•

the percentage of the principal amount at which the debt securities of the series will be issued and if less than face amount, the portion of the principal amount that will be payable upon acceleration of the maturity of those debt securities or at the time of any prepayment of those debt securities or the method for determining that amount;

•

if we may prepay the debt securities of the series in whole or in part, the terms of our prepayment right, the time or times at which any such prepayment may be made, whether the prepayment may be made in whole or may be made in part from time to time and the terms and conditions on which such prepayment may be made, including the obligation to pay any premium or any other make-whole amount in connection with any prepayment;

•

the extent, if any, to which the debt securities of the series may be issued in temporary or permanent global form, the terms and conditions on which the debt securities issued in global form may be exchanged for definitive securities and the manner for payment of interest on debt securities represented by global securities;

•	the offices or agencies where the debt securities of the series may be presented for registration of transfer or exchange;

•	the place or places where the principal of and premium, if any, and interest, if any, on debt securities of the series will be paid;

•

if we will have the right to redeem or repurchase the debt securities of the series, in whole or in part, at our option, the terms of our redemption or repurchase right, when those redemptions or repurchases may be made, the redemption or repurchase price or the method or methods for determining the redemption or repurchase price, and any other terms and conditions upon which any such redemption or repurchase made at our option will occur;

•

if we will be obligated to redeem or repurchase the debt securities of the series in whole or in part at any time pursuant to any sinking fund or analogous provisions or without the benefit of any sinking fund or analogous provisions, the terms of our redemption or repurchase obligation, including when and at whose option we will be obligated to redeem or repurchase the debt securities of the series, and the redemption or repurchase price or the method for determining the redemption or repurchase price and any other terms and conditions on which such redemption or repurchase must occur;

•

if any debt securities of the series will be convertible into any other securities of our company or exchangeable for other securities of our company or any other person, the terms on which any debt securities of the series will be convertible into any other securities of our company or exchangeable for other securities of our company or any other person, the conversion or exchange price or prices or conversion or exchange ratio or ratios, when such conversion or exchange may occur, or the method or methods of determining that price or prices or that ratio or ratios and the other terms and conditions, including anti-dilution terms, upon which any conversion or exchange may occur;

•	the denominations in which we will issue debt securities of the series if other than $2,000 and integral multiples of $1,000 in excess thereof;

•

the currency in which we will pay principal, premium, if any, interest and other amounts owing with respect to the debt securities of the series, which may be U.S. dollars, a foreign currency, a common currency or a composite currency;

•

if the debt securities of the series will be entitled to the payment of any additional amounts, the terms of our obligation to pay additional amounts and the conditions under which we will be required to pay such amounts;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•	any addition to or change in the events of default with respect to, or covenants relating to, the debt securities of the series;

•	whether the debt securities of the series will be subject to defeasance as provided in the indenture; and

•	any other specific terms and conditions of the series of debt securities. (Section 3.01)

If we sell debt securities of any series that are denominated in or whose purchase price is payable in one or more foreign currencies, currency units or composite currencies, we will disclose any material applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and the relevant foreign currencies, currency units or composite currencies in each prospectus supplement relating to that series.

We may offer and sell series of the debt securities as original issue discount securities, as securities bearing no interest or as securities bearing interest at a rate that at the time of issuance is below market rates. We may also sell debt securities of a series at a substantial discount below their stated principal amount. We will describe the material U.S. federal income tax consequences and other special considerations applicable to the debt securities of a series or sales thereof in each prospectus supplement relating to an offering of debt securities of that series if and to the extent such consequences and considerations are not described in this prospectus.

Events of Default and Waiver

An event of default with respect to the debt securities of a series issued will occur if:

•	we fail to pay interest on any outstanding debt securities of that series when that interest is due and payable and that failure continues for 30 days;

•	we fail to pay principal of or premium, if any, on any outstanding debt securities of that series when that principal or premium, if any, is due and payable;

•

we fail to perform or we breach any covenant or warranty in the indenture with respect to any outstanding debt securities of that series and that failure continues for 90 days after we receive written notice of that default from the trustee or the holders at least 25% of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us; or

•	any other event occurs that is designated as an event of default with respect to a particular series of debt securities when that series of debt securities is established. (Section 7.01)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture.

If an event of default with respect to any series of outstanding debt securities occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us), the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us occurs and is continuing, the principal of and accrued and unpaid interest on the then outstanding debt securities of all series issued under the indenture will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. (Section 7.02)

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive an event of default resulting in acceleration of the debt securities of that series and rescind and annul that acceleration, but only if all other events of default with respect to the debt securities of that series have been remedied or waived and all payments due with respect to the debt securities of that series, other than those becoming due as a result of acceleration, have been made. (Section 7.02) If an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, in its discretion, and will, at the written request of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred by the trustee in compliance with such request and subject to certain other conditions set forth in the indenture, proceed to protect the rights of the holders of the debt securities of that series. (Sections 7.03 and 7.12) The holders of a majority in aggregate principal amount of the debt securities of that series may waive any past default under the indenture and its consequences except an uncured default in the payment of principal of and premium, if any, or interest on those debt securities or with respect to any covenant or provision of the indenture that the indenture or the debt securities specifically provide cannot be waived without the consent of each holder of debt securities of that series. Upon such a waiver, the default and any event of default arising out of the default will be deemed cured for all purposes of the debt securities of that series. (Section 7.13)

The indenture provides that upon the occurrence of an event of default arising out of our failure to pay interest when due on the debt securities of a series or our failure to pay the principal of or premium, if any, on the debt securities of a series at their maturity, we will, upon the trustee’s demand, pay to the trustee for the benefit of the holders of the outstanding debt securities of that series, the whole amount then due and payable on the debt securities of that series for principal, premium, if any, and interest. The indenture also provides that if we fail to pay such amount forthwith upon such demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts. (Section 7.03)

The indenture also provides that, notwithstanding any other provision of the indenture, the holder of any debt securities of a series will have the right to institute suit for the enforcement of any payment of principal of and premium, if any, and interest on the debt securities of that series or any redemption price or repurchase price when due and that such right will not be impaired without the consent of that holder. (Section 7.08)

The trustee is required, within 90 days after the occurrence of a default (as defined below) with respect to the debt securities of a series, to give to the holders of the debt securities of that series notice of all uncured defaults with respect to the debt securities of that series known to the trustee. However, except in the case of default in the payment of principal of or premium, if any, or interest on any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term “default,” for the purpose of this provision only, means the occurrence of any event that is or would become, after notice or the passage of time or both, an event of default with respect to the debt securities of that series. (Section 8.02)

We are required to file annually with the trustee a written statement as to the existence or non-existence of defaults under the indenture or any series of debt securities. (Section 5.05)

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities or as to any series thereof, except for:

•	the rights of holders of debt securities to receive payments of principal, premium, if any, interest and additional amounts, if any, from the trust referred to below when those payments are due;

•

our obligations respecting the debt securities concerning issuing temporary debt securities, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

•	the provisions of the indenture relating to such a discharge of obligations.

We refer to a discharge of this type as “legal defeasance.” (Section 11.02)

In addition, other than our covenant to pay the amounts due and owing with respect to a series of debt securities, we may elect to have our obligations as the issuer of a series of debt securities released with respect to covenants relating to that series of debt securities. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of that series. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities. We refer to a discharge of this type as “covenant defeasance.” (Section 11.03)

To exercise either of the defeasance rights described above as to the outstanding debt securities of a series, certain conditions must be satisfied, including, among others:

•

we must irrevocably deposit, or cause to be deposited, with the trustee, in trust for the benefit of the holders of the outstanding debt securities of the series, moneys in the currency in which the debt securities are denominated, securities issued by a government, governmental agency or central bank of the country in whose currency the debt securities are denominated or a combination of cash and such securities, in amounts sufficient to pay the principal of and premium, if any, and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;

•	no default or event of default under the indenture then exists on the date of such deposit, subject to certain exceptions;

•

the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the legal defeasance of the debt securities of a series, will be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law to that effect occurring after the date of the indenture; and

•

the trustee must receive an opinion of counsel to the effect that, after the ninety-first day following the deposit, the trust funds will not be part of any “estate” formed by the bankruptcy of our company or subject to the “automatic stay” under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders of the outstanding debt securities of the series. (Section 11.04)

Satisfaction and Discharge

If we so request, the indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of the debt securities, as provided for in the indenture, and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the indenture and the debt securities when:

•

all the debt securities previously authenticated and delivered under the indenture, other than destroyed, lost or stolen debt securities that have been replaced or paid and debt securities that have been subject to defeasance, have been delivered to the trustee for cancellation; or

•

all of the debt securities issued under the indenture not previously delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within 60 days or (iii) will become due and payable at redemption within 60 days under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and expense, and we have irrevocably deposited or caused to be deposited with the trustee in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued pursuant to the indenture not previously delivered to the trustee for cancellation, for principal of, premium, if any, on and interest on those debt securities to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be; and

•	in either of the foregoing cases:

•	we have paid or caused to be paid all sums payable under the indenture by us; and

•	no default or event of default under the indenture then exists; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with. (Section 11.08)

Modification of the Indenture

We and the trustee may execute a supplemental indenture to add provisions to or to eliminate or change provisions of the indenture or to modify otherwise the rights of the holders of debt securities of one or more series if we have the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by that supplemental indenture. However, we and the trustee may not execute a supplemental indenture without the consent of each holder of debt securities of the series affected by that supplemental indenture if that supplemental indenture would, among other things:

•

change the maturity of, the principal of, or the stated maturity of any installment of interest or premium, if any, on, any such debt security, reduce the principal amount of or the premium, if any, or rate of interest on any such debt security, change any method for determining the rate of interest on any such debt security, change the obligation to pay any additional amounts with respect to any such debt security, reduce the amount due and payable on any such debt security upon the acceleration of its maturity or upon its repurchase or redemption if the amount payable upon acceleration, repurchase or redemption is otherwise less than the stated principal amount of that debt security, change the method of calculating interest on any such debt security of the affected series, change the currency in which the principal of or the premium, if any, or interest on any such debt security is payable, reduce the minimum rate of interest on any such debt security or impair the right to institute suit for the enforcement of any such payment on or with respect to any such holder’s debt securities;

•

reduce the percentage in principal amount of outstanding debt securities of any series described above as being required to consent to entry into a particular supplemental indenture or for the waiver of certain defaults under the indenture and their consequences; or

•	modify the provisions of the indenture relating to modification of the indenture, except in certain specified respects. (Section 9.02)

We and the trustee, without the consent of the holders of the debt securities, may execute a supplemental indenture to, among other things:

•	evidence the succession of another corporation to us and the successor’s assumption to our covenants with respect to the debt securities and the indenture;

•	add to our covenants further restrictions or conditions for the benefit of holders of all or any series of the debt securities;

•	cure ambiguities or correct or supplement any provision contained in the indenture or any supplemental indenture that may be inconsistent with another provision;

•	add additional events of default with respect to all or any series of the debt securities;

•	add to, change or eliminate any provision of the indenture, provided that the addition, change or elimination will not affect any outstanding debt securities;

•	establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established;

•

evidence and provide for the acceptance of appointment of a successor trustee with respect to one or more series of debt securities and to add or change any provision to or of the indenture as necessary to have more than one trustee under the indenture; and

•	comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” (Section 9.01)

Amalgamation, Consolidation, Merger or Sale of Assets

The indenture provides that we may, without the consent of the holders of any of the outstanding debt securities of any series, amalgamate, consolidate with, merge into or transfer our properties and assets substantially as an entirety to any person or enter into any reorganization or arrangement, provided that:

•	any successor to us assumes our obligations on our outstanding debt securities issued under this indenture;

•	any successor to us must be an entity organized under the laws of a state of the United States;

•

after giving effect to such transaction, no event of default, as defined in the indenture, and no event that after notice or lapse of time, or both, would become an event of default shall have happened and be continuing; and

•	certain other conditions under the indenture are satisfied.

Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety, or reorganization or arrangement, that satisfies the conditions described above would not constitute a default or event of default that would entitle holders of the debt securities or the trustee, on their behalf, to take any of the actions described above under “—Events of Default and Waiver.” (Sections 10.01 and 10.02)

No Limitations on Additional Debt and Liens

The indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets. We may also incur from time to time additional debt other than through the issuance of debt securities under this prospectus. If we incur such additional debt by issuing other debt securities, we may, but need not, issue those debt securities pursuant to the indenture.

Indenture Trustee

The Bank of New York Mellon Trust Company, N.A., is the trustee under the indenture and will also be the registrar and paying agent for each series of debt securities offered and sold pursuant to this prospectus unless otherwise specified in the applicable prospectus supplement. The trustee is a national banking association with its principal offices in Los Angeles, California. The trustee administers debt securities that we have previously issued under the indenture through its Chicago, Illinois office, and we anticipate that the trustee will also administer the debt securities of each series issued pursuant to this prospectus through its Chicago, Illinois office.

The trustee has two main roles under the indenture. First, the trustee can enforce your rights against us if an event of default, as described above under “ —Events of Default and Waiver,” occurs. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to its duty when an event of default has occurred and is continuing to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of those holders. The indenture provides that the holders of a majority in principal amount of the debt securities of a series may direct, with regard to that series, the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities, although the trustee may decline to act if that direction is contrary to law or if the trustee determines in good faith that the proceeding so directed would be illegal or would result in personal liability to it.

We have previously issued under the indenture, and there were outstanding at the date of this prospectus, senior unsecured debt securities of a number of series. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under other indentures under which we have issued other debt securities that were outstanding at the date of this prospectus.

We and our subsidiaries have had in the past, and may maintain in the future, ordinary banking and trust relationships with The Bank of New York Mellon Trust Company, N.A. and certain of its affiliates. One of those affiliates has been an underwriter of debt securities we have previously sold and issued pursuant to the indenture.

The Trust Indenture Act provides that, upon the occurrence of a default under the indenture, if the trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days after it ascertains that it has that conflicting interest, either eliminate that conflicting interest or resign as trustee unless the default has been cured, waived or otherwise eliminated before the end of the 90-day period. If the trustee fails to resign in those circumstances, it is required to provide, within ten days after the 90-day period expires, notice of the conflicting interest to the holders of the debt securities outstanding under the indenture. Any security holder that has been a bona fide holder of debt securities issued for at least six months may petition a court of competent jurisdiction to remove the trustee and to appoint a successor trustee under the indenture if the trustee does not eliminate its conflicting interest or resign as indenture trustee upon the written request of such holder during the 90-day period described above. A security holder filing such a petition may be required by the court to undertake to pay the costs of such court action. In accordance with the Trust Indenture Act, as a result of the trustee being the indenture trustee as to other series of our debt securities issued under the indenture and as to other securities issued pursuant to at least one other indenture, the trustee would not be deemed to have a conflicting interest upon the default as to the debt securities of a particular series.

BOOK-ENTRY ISSUANCE AND SETTLEMENT

Form of the Debt Securities, Title and Transfers

The debt securities of each series will initially be issued in book-entry form only and will be represented by one or more global notes that will be fully registered in the name of a depositary or a nominee of a depositary. Unless the prospectus supplement relating to the offering of debt securities of a particular series specifies otherwise, the global notes representing the debt securities of a series denominated in U.S. dollars will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., as DTC’s nominee, and the global notes representing the debt securities of a series denominated in a currency other than U.S. dollars will be deposited with a common depositary on behalf of Clearstream and Euroclear and registered in the name of that common depositary or a nominee of that common depositary. An affiliate of the trustee may act as the common depositary for Clearstream and Euroclear for the global notes representing debt securities of a series denominated in a currency other than U.S. dollars and, in such a case, such global notes may be registered in the name of such common depositary or a nominee of such common depositary. Unless and until a global note is exchanged in whole for securities in definitive registered form, such global note may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees. No person who acquires an interest in any global note will be entitled to receive a certificate or other instrument representing the person’s interest in the global notes except as described below or in the applicable prospectus supplement.

Although DTC, Clearstream and Euroclear have agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, Clearstream and Euroclear, none of them are under any obligation to perform or continue to perform their respective procedures, and the procedures of any of DTC, Clearstream and Euroclear may be modified or discontinued at any time. None of our company, the trustee, any paying agent, any registrar and any transfer agent with respect to our debt securities of any series offered by means of this prospectus and the applicable prospectus supplement will have any responsibility for the performance by DTC, Euroclear, Clearstream or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing the operations of DTC, Clearstream or Euroclear.

Debt securities of a particular series represented by one or more global notes will be exchangeable for certificated debt securities of that series with the same terms and in authorized denominations only if:

•

DTC, Clearstream or Euroclear, as the case may be, is unwilling or unable to continue as depositary of debt securities of that series or ceases to be a clearing agency registered under applicable law, and we do not appoint a successor depositary within 90 days;

•	we decide to discontinue the book-entry system as to our debt securities of such series or of all series of our debt securities; or

•	an event of default has occurred and is continuing with respect to the debt securities of such series.

If a global note is exchanged for certificated debt securities, the trustee will keep the registration books for such debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

Actions and Notices

Unless and until certificated debt securities are issued and those particular debt securities are no longer held in the form of one or more global notes, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities refer to actions taken or to be taken by DTC, Clearstream or Euroclear, as the case may be, upon instructions from its participants, and all references herein to payments and notices to the holders of debt securities refer to payments and notices to be made or given to DTC, its nominee, Clearstream, Euroclear, the common depositary for Clearstream and Euroclear or the nominee of such common depositary, as the case may be, as the registered holder of the offered debt securities.

The Clearing Systems and Settlement

Although the following information in this prospectus concerning DTC, Clearstream and Euroclear and their respective book-entry systems has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, none of DTC, Clearstream and Euroclear have any obligation to perform or continue to perform their respective procedures described below, and any of them may discontinue or change those procedures at any time.

DTC

DTC has advised as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct DTC participants’ accounts at DTC, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers (including underwriters of our debt securities), banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTTC,” which is the holding company for the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation, each of which is a registered clearing organization. The users of DTTC’s regulated subsidiaries’ services own DTTC. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. The rules applicable to DTC and the DTC participants are on file with the SEC. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Beneficial interests in a global note representing our outstanding debt securities and registered in the name of DTC or the nominee of DTC will be shown on, and transfers of beneficial interests in the global note will be made only through, records maintained by DTC and DTC participants. When you purchase such debt securities, the purchases must be effected by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. Upon that purchase, you will become the beneficial owner of the purchased debt securities. If you purchase through a direct DTC participant, your interest will be recorded on the records of the direct DTC participant. If you purchase through an indirect DTC participant, your interest will be recorded on the records of the indirect DTC participant, while the direct DTC participant through which the purchase is effected will reflect ownership of those debt securities in the account it maintains for the indirect DTC participant. Neither DTC nor we will have any knowledge of your individual ownership of the debt securities. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers, including, if you are a customer of such DTC participant, any beneficial interests you may hold in our debt securities.

We and the trustee will treat the person in whose name a global note representing our debt securities is registered, whether DTC or its nominee, as the owner of such global note for all purposes. Accordingly, the trustee will pay all amounts payable with respect to such debt securities to the registered holder of such global note. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global note, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any of our debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global note to you or any other beneficial owners in that global note. We or, at our request, the trustee will send any redemption notices regarding debt securities of which you are the beneficial owner directly to DTC. In accordance with current practice, DTC will, in turn, inform the DTC participants, which will then contact you as a beneficial holder of the debt securities that are the subject of the redemption notice. DTC’s current practice is to pass through any consent or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, as the ultimate owner of debt securities, either directly or through the indirect DTC participant through which you hold the debt securities, or provide you with a proxy based on their respective customary practices. As a general proposition, we understand that under existing industry practices, if we request the holders of our debt securities to take, or if a beneficial owner of our debt securities wants to take, any action that a holder of such debt securities is entitled to take under the indenture, DTC would authorize the direct DTC participants holding the relevant beneficial interests in such debt securities to take that action. The DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of beneficial owners holding our debt securities through such DTC participants.

Under applicable rules, regulations and procedures, DTC must make book-entry transfers of our debt securities represented by global notes registered in the name of DTC or its nominee between direct DTC participants and receive and transmit distributions of principal of, premium, if any, on, interest on and the redemption price for such debt securities to the direct DTC participants whose accounts are credited with such debt securities as their interests appear. Those DTC participants with which investors have accounts to which such debt securities are credited must make similar book-entry transfers and receive and transmit payments on behalf of their respective customers.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons or to perfect such a security interest may be limited.

DTC has advised that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction.

Clearstream

Clearstream has advised as follows: Clearstream was incorporated as a professional depositary under Luxembourg law and is owned by Deutsche Börse AG, the shareholders of which are primarily banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in the accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear to facilitate settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector and supervision by the Luxembourg Central Bank. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters of the debt securities offered by means of this prospectus or one or more of their affiliates. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. Clearstream is an indirect DTC participant.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary of Clearstream.

Euroclear

Euroclear has advised as follows: Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled through Euroclear in many currencies, including United States dollars, euros, Japanese yen and United Kingdom pounds sterling. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear Bank conducts all operations for cross-border transactions, and all Euroclear securities clearance accounts and Euroclear cash accounts relating to international bonds, equities, derivatives and investment funds are accounts with Euroclear Bank. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the debt securities offered by this prospectus or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear Bank is an indirect DTC participant. The Euroclear Operator is a Belgian bank that is regulated by the Belgian Financial Services and Market Authority and the National Bank of Belgium.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law, or the “Euroclear Terms and Conditions,” govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the common depositary for Clearstream and Euroclear from the trustee or our paying agent, if any, with respect to those debt securities.

Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Clearstream and Euroclear Procedures

Each of Clearstream and Euroclear will record the ownership interests of its participants in our debt securities, record transfers of those securities and handle payments made and notices received with respect to such debt securities in much the same way as does DTC. If DTC is the depositary for the debt securities of a series, it will record the total ownership of any of the debt securities of the U.S. agent of Clearstream or Euroclear as a participant in DTC. When debt securities are to be transferred from the account of a direct DTC participant to the account of a Clearstream or Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, through a Clearstream or Euroclear participant, as appropriate, at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive debt securities against payment. After settlement, Clearstream or Euroclear, as the case may be, will credit its participant’s account with the interest in the debt securities purchased. Credit for the debt securities will appear on the next day (European time).

In instances in which the debt securities of a series are held by DTC or its nominee, settlement will take place during New York business hours. Direct DTC participants will be able to employ their usual procedures for sending debt securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the direct DTC participant, a cross-market transaction will settle no differently than a trade between two direct DTC participants.

When a Clearstream or Euroclear participant wishes to transfer debt securities to a direct DTC participant, the seller will be required to send instructions to Clearstream or Euroclear, as the case may be, through a Clearstream or Euroclear participant, as appropriate, at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as the case may be will instruct its U.S. agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream or Euroclear on the days when its system is open for business. Clearstream or Euroclear may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences, problems may occur when completing transactions involving Clearstream or Euroclear on the same business day as in the United States.

Cross-Market Transfers

Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, electronic securities and payment transfer, processing, depositary and custodial links will be established among DTC, Clearstream and Euroclear to facilitate the initial issuance of any of those debt securities sold outside of the United States and cross-market transfers of those debt securities associated with secondary market trading. DTC, Clearstream and Euroclear have no obligation to perform or continue to perform the procedures described above, and any of them may discontinue or change those procedures at any time. Neither we nor the trustee, any registrar, any paying agent or any transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC, Clearstream, Euroclear or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing the operations of DTC, Clearstream or Euroclear.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Unless otherwise disclosed in the prospectus supplement relating to the debt securities of a particular series, the following is a discussion of the material U.S. federal income and, in the case of “non-United States holders” (as defined below), estate tax consequences of the ownership of debt securities of each series offered by means of this prospectus for beneficial owners of debt securities. Except where noted, this discussion deals only with debt securities held as capital assets and does not deal with special situations. For example, this discussion does not address:

•

tax consequences to beneficial owners of debt securities who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies or, in some cases, an expatriate of the United States or a nonresident alien individual who has made a valid election to be treated as a United States resident;

•	tax consequences to persons holding debt securities as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to “United States holders” (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to beneficial owners of debt securities that are “controlled foreign corporations” or “passive foreign investment companies”;

•	tax consequences to beneficial owners of debt securities that are “contingent payment debt instruments”;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes owns any of the debt securities, the tax treatment of a partner or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. If you are a partner of a partnership or an equity interest owner of another entity treated as a partnership holding any of the debt securities, you should consult your tax advisors.

The discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different than those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for U.S. federal income tax purposes. If any debt securities do not constitute debt for U.S. federal income tax purposes, the tax consequences of ownership of such debt securities could differ materially from the tax consequences described below. We will summarize any special U.S. federal tax considerations relevant to a particular issue of the debt securities in the applicable prospectus supplement or supplements.

We urge you to consult your own tax advisors concerning the particular U.S. federal tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

The following is a discussion of the material U.S. federal income tax consequences that will apply to you if you are a United States holder of debt securities. Certain consequences to “non-United States holders” of debt securities are described under “ —Consequences to Non-United States Holders” below.

“United States holder” means a beneficial owner of debt securities that is:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Payments of Interest

Except as described below under “—Original Issue Discount,” interest on debt securities that you beneficially own will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be issued with OID (an “OID debt security”), we will disclose that determination in the applicable prospectus supplement or supplements relating to those debt securities. Special rules described below apply to debt securities with a maturity of one year or less and debt securities that are denominated in a currency other than U.S. dollars (“foreign currency debt securities”).

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the applicable prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. In addition, if so specified in the applicable prospectus supplement, we may have the option to extend the stated maturity of the debt securities of a series for an extension period. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities. If you are considering the purchase of floating rate OID debt securities, debt securities with indexed principal amounts or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities, you should carefully examine the applicable prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the U.S. federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the “IRS”). If this election were to be made with respect to a debt security with market discount, you would be deemed to have made an election to currently include in income market discount with respect to all other debt instruments having market discount that you acquire during the year of the election or thereafter, as described below in “—Market Discount.” Similarly, if you make this election for a debt security that is acquired at a premium you will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire during the year of the election or thereafter, as described below in “—Acquisition Premium and Amortizable Bond Premium.” You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities with a maturity upon issuance of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for U.S. federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of the sale, exchange or retirement. In addition, if you are not required, and do not elect, to include discount in income currently, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount

If you purchase debt securities, other than OID debt securities, for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt securities at the time of the payment or disposition. In addition, you may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt securities. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt securities, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Acquisition Premium and Amortizable Bond Premium

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase debt securities (including OID debt securities) for an amount in excess of the sum of all amounts payable on those debt securities after the purchase date other than qualified stated interest, you will be considered to have purchased those debt securities at a “premium” and, if they are OID debt securities, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of those debt securities on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of debt securities that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all taxable debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange or Retirement of Debt Securities

Your tax basis in the debt securities that you beneficially own will, in general, be your cost for those debt securities increased by OID, market discount or any discount with respect to short-term debt securities that you previously included in income, and reduced by any amortized premium and any cash payments received with respect to those debt securities other than payments of qualified stated interest.

Upon your sale, exchange, retirement or other taxable disposition of the debt securities, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the debt securities. Except as described above with respect to short-term debt securities or market discount, and with respect to gain or loss attributable to changes in exchange rates as described below with respect to foreign currency debt securities, that gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other disposition, the debt securities have been held for more than one year. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Reset Debt Securities; Extension of Maturity

If so specified in the applicable prospectus supplement, we or you may have the option to reset the interest rate, the spread or the spread multiplier of the debt securities of a series. In addition, if so specified in the applicable prospectus supplement, we may have the option to extend the stated maturity of the debt securities of a series for an extension period.

The U.S. federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for U.S. federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities (although, in certain circumstances, such a deemed exchange may qualify as a tax-free recapitalization). If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exercise.

You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Foreign Currency Debt Securities

Payments of Interest. Except as described above under “—Original Issue Discount,” if you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

•	the last day of the accrual period;

•	the last day of the taxable year if the accrual period straddles your taxable year; or

•	on the date the interest payment is received if such date is within five business days of the end of the accrual period.

Upon receipt of an interest payment of such debt securities (including, upon the sale of such debt securities, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss.

Original Issue Discount. OID on debt securities that are also foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security;

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

•	third, as the receipt of principal.

Market Discount and Bond Premium. The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt securities are retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Bond premium on foreign currency debt securities will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt securities.

If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange or Retirement. Upon the sale, exchange, retirement or other taxable disposition of foreign currency debt securities, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the foreign currency debt securities. Your initial tax basis in foreign currency debt securities generally will be your U.S. dollar cost of those foreign currency debt securities. If you purchased foreign currency debt securities with foreign currency, your cost generally will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt securities determined at the time of such purchase. If your foreign currency debt securities are sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Subject to the foreign currency rules discussed below and application of the rules with respect to short-term debt securities or market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt securities have been held for more than one year. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of foreign currency debt securities will generally be treated as U.S. source gain or loss.

A portion of your gain or loss with respect to the principal amount of foreign currency debt securities may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the foreign currency debt securities is your purchase price for the foreign currency debt securities calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt securities and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt securities. The amount of exchange gain or loss (with respect to both principal and accrued interest) will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt securities.

Exchange Gain or Loss with Respect to Foreign Currency. Your tax basis in the foreign currency received as interest on foreign currency debt securities or on the sale, exchange or retirement of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency determined on the date the foreign currency is received. Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be U.S. source gain or loss.

Reportable Transactions. Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency debt securities to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of foreign currency debt securities, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in those debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient (such as a C-corporation). A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Net Investment Income of Certain Persons

A 3.8% tax is imposed on the “net investment income” of certain individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, net investment income generally includes gross income from interest, dividends and net gains from certain property sales, less certain deductions. We urge you to consult with your tax advisor regarding the possible implications of this tax in your particular circumstances.

Consequences to Non-United States Holders

The following is a discussion of the material U.S. federal income and estate tax consequences that generally will apply to you if you are a non-United States holder of debt securities. A non-United States holder is a beneficial owner of debt securities who is not a United States holder (as defined above) and is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

U.S. Federal Withholding Tax

Subject to the discussion of backup withholding and “FATCA” below, under the “portfolio interest” rule, U.S. federal withholding tax will not apply to any payment of interest, including OID, on the debt securities, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and

•

(1) you provide your name and address on an applicable IRS Form W-8 (or successor form) and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury regulations.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below.

Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest, including OID, on debt securities will be included in your earnings and profits.

Subject to the discussion of backup withholding and “FATCA” below, any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If your gain is described in the first bullet point above, such gain generally will be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as described above with respect to effectively connected interest income. If you are an individual described in the second bullet point above, you will be subject to a flat 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the disposition, which gain may be offset by certain U.S. source capital losses.

U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment of interest to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “ —U.S. Federal Withholding Tax,” without regard to the certification requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

Generally, payors must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-United States holder as described above and provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code.

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a United States person as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional U.S. federal income tax withholding rules required by the Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and the U.S. Treasury regulations promulgated thereunder, commonly referred to as “FATCA,” apply to certain payments made to foreign financial institutions and certain other non-U.S. entities. A withholding tax of 30% applies to the following payments to certain foreign entities unless various information reporting requirements are satisfied: (i) interest payments paid on the debt securities; and (ii) the gross proceeds of a disposition of any debt securities occurring after December 31, 2018. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We urge you to consult your tax advisors regarding the implications of these rules with respect to your investment in the debt securities.

The foregoing discussion is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership or disposition of the debt securities. Prospective purchasers of the debt securities should consult their own tax advisers concerning the tax consequences of their particular situations.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered hereby:

•	to or through underwriters;

•	directly to investors, including to a single investor or a limited number of investors;

•	to or through dealers or agents; or

•	through a combination of any of those methods of sale.

We may effect the distribution of the debt securities from time to time in one or more transactions at:

•	a fixed public offering price to the public or at prices to the public that may vary or may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices for such debt securities, if any; or

•	negotiated prices.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of debt securities under this prospectus.

The prospectus supplement relating to the offering of particular debt securities will set forth the manner and terms of the offering of those debt securities, including, as applicable:

•	whether such offering is being made directly or through underwriters, dealers or agents;

•	the names of any underwriters, dealers or agents and the amounts of debt securities being underwritten or purchased by each of them;

•	the rules and procedures for any bidding, auction or other process used in the offer and sale of such debt securities;

•	the price to the public of the debt securities;

•	the net proceeds we expect from the sale of the debt securities;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	the underwriting discounts, commissions and other items constituting underwriters’ compensation being paid in connection with any underwritten offering;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any listing of the debt securities for trading on a securities exchange.

Underwritten Offerings

We may offer debt securities to the public through underwriting syndicates represented by managing underwriters or through one or more underwriters without an underwriting syndicate. Each underwriter of any offering of debt securities will be identified in the prospectus supplement used by the underwriters in conjunction with this prospectus to resell such debt securities. If underwriters are used for a sale of debt securities, the debt securities will be acquired by the underwriters for their own account. The underwriters may then resell the debt securities in one or more transactions, including in negotiated transactions at a fixed public offering price, at varying prices determined at the time of sale or at negotiated prices. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the debt securities offered if any of the debt securities are purchased.

If we use an underwriter or underwriters in the sale of particular debt securities, we will execute an underwriting agreement and, in many instances, a related pricing agreement, with those underwriters at the time of sale of those debt securities, which agreement or agreements will establish the underwriting discount and other compensation of the underwriters. Underwriters may sell the debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any underwriter of debt securities will be an “underwriter” within the meaning of the Securities Act in connection with the debt securities offered through or by such underwriter. Any discounts or commissions the underwriters receive and any profit they realize on their resale of the debt securities they acquire in any underwritten offering will be deemed to be underwriting discounts or commissions under the Securities Act.

Underwriters of our debt securities and one or more of their respective affiliates may have engaged in, and in the future may engage in, investment banking and other commercial dealings in the ordinary course of business with us or one or more of our subsidiaries and affiliates. They may have received, or may in the future receive, fees and commissions for these transactions that will be customary in the circumstances unless noted otherwise in the applicable prospectus supplement.

In the ordinary course of the business activities of the underwriters of our debt securities and their respective affiliates, such persons may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Moreover, certain of the underwriters of our debt securities or their affiliates that have a lending relationship with us may hedge their credit exposure to us. Such underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debt securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debt securities offered by this prospectus and the applicable prospectus supplement. Underwriters of our debt securities and one or more of their affiliates may also make investment recommendations and/or publish or express independent research views in respect of the securities or other financial instruments of ours and our affiliates and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and other financial instruments.

Direct Sales and Sales Using Dealers, Agents and Remarketing Firms

We may solicit offers to purchase debt securities of one or more series directly from one or more institutional investors. Offers to purchase debt securities of one or more series may also be solicited by agents designated by us from time to time. Sales of debt securities in such instances may be at a fixed price or prices, which may be changed, at varying prices determined at the time of sale or at negotiated prices. Any agents involved in the offer or sale of debt securities will be named, and any commissions payable by us to those agents will be set forth, in the applicable prospectus supplement.

If dealers are utilized in a sale of our debt securities offered by means of this prospectus and the applicable prospectus supplement, we will sell those debt securities to those dealers as principals. The dealers may then resell those debt securities to the public at varying prices to be determined by that dealer at the time of resale. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement relating to the debt securities sold by such dealers will include any required information about the compensation received by such dealers in connection with any such offer and sale of our debt securities, including any discounts, commissions or concessions underwriters allow to participating dealers in connection with an underwritten offering of our debt securities.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the debt securities offered by means of this prospectus, if the applicable prospectus supplement relating to such offering so indicates. Such offers and sales will be made pursuant to a remarketing arrangement contemplated by the terms of the debt securities. Remarketing firms will act as principals for their own accounts or as agents in any such remarketing of debt securities. If there is a remarketing arrangement with respect to the particular debt securities described in an applicable prospectus supplement, that prospectus supplement will identify any such remarketing firm and the terms of its agreement, if any, with us respecting such remarketing arrangement and describe the remarketing firm’s compensation.

Any dealers, agents and remarketing firms named in an applicable prospectus supplement relating to the offer and sale or remarketing of our debt securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the debt securities offered thereby. Any discounts, commissions, concessions or other compensation they receive from us or other sources in connection with any such transaction in our debt securities and any profit they realize on their resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Dealers, agents and remarketing firms through whom any of the debt securities are offered or remarketed or one or more of their respective affiliates may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business.

Indemnification

We may agree to indemnify the underwriters, dealers, agents and remarketing firms under underwriting or other agreements entered into in connection with the offer and sale of debt securities against certain civil liabilities, including liabilities under the Securities Act, or, in the event such indemnification is determined to be prohibited as a matter of law, to contribute to payments that those underwriters, dealers, agents and remarketing firms are required to make relating to those liabilities.

Stabilization and Other Matters

In order to facilitate the offering of the debt securities, an underwriter of the debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other of our debt securities the prices of which may be used to determine payments on the debt securities. Specifically, an underwriter may over-allot debt securities, that is, sell more debt securities than it is obligated to purchase, in connection with an offering of our debt securities, thereby creating a short position in those debt securities for its own account. In addition, to cover over-allotments or to stabilize, maintain or otherwise affect the market price of the debt securities or of any other debt securities at levels above those that might otherwise prevail, an underwriter may bid for, and purchase, the debt securities or any other debt securities in the open market, including by entering stabilization bids, effecting syndicate covering transactions or imposing penalty bids. In any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering, if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels or retard a decline in the market price of the debt securities. These transactions may be effected on a securities exchange on which the debt securities are listed or admitted for trading, in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities, and may end any of these activities at any time.

Market for Debt Securities

Unless stated otherwise in an applicable prospectus supplement, each series of debt securities will be a new issue of the debt securities and will have no established trading market. Any underwriters to whom any of the debt securities are sold for public offering and sale may make a market in such offered debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered in any particular offering may or may not be listed on a securities exchange. We cannot assure you that there will be a market for any of the debt securities offered and sold under this prospectus.

Restrictions on Resale

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the debt securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.

Electronic Distribution

This prospectus and an applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of debt securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of debt securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and an applicable prospectus supplement in electronic format and any electronic road show containing any presentation by a member of our management, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

Trading Prior to Settlement

In an underwritten offering of debt securities, the underwriters will expect to deliver the notes against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement. That date may be between the second and tenth business day following the date of that prospectus supplement. For all but two of the underwritten offerings of debt securities we have made in the past several years, that date has been the fifth business day following the date of the prospectus supplement relating to that offering of debt securities. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date is later than the second business day following the date of that prospectus supplement, any purchaser who wishes to trade the debt securities on the date of the applicable prospectus supplement or on the subsequent days prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Andrews Kurth Kenyon LLP, Dallas, Texas, will act as our counsel and pass on the validity of the debt securities, and Simpson Thacher & Bartlett LLP, New York, New York, will act as counsel to the underwriters in any underwritten offer of the debt securities and will pass on the validity of the debt securities for the underwriters.

EXPERTS

The consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in the company’s Annual Report (Form 10-K) for the year ended January 31, 2017, and the effectiveness of the company’s internal control over financial reporting as of January 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included or incorporated by reference in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of the company’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$1,500,000,000

Walmart Inc.

   $500,000,000 2.375% Notes Due 2029

$1,000,000,000 2.950% Notes Due 2049

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	BofA Merrill Lynch	Citigroup

HSBC	J.P. Morgan	Wells Fargo Securities

Senior Co-Managers

BNP PARIBAS	Credit Suisse	Goldman Sachs & Co. LLC

Mizuho Securities	Morgan Stanley	NatWest Markets

Co-Managers

BBVA	Santander	Scotiabank

Standard Chartered Bank	TD Securities	US Bancorp

ICBC Standard Bank		SMBC Nikko

Lloyds Securities

Academy Securities	CastleOak Securities, L.P.	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

September 19, 2019